UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Regional Management Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2018 Annual Meeting of Stockholders

and Proxy Statement

REGIONAL MANAGEMENT CORP.

979 Batesville Road, Suite B

Greer, South Carolina 29651

(864) 448-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 25, 2018

To the Stockholders of Regional Management Corp.:

We hereby give notice that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Regional Management Corp. will be held on Wednesday, April 25, 2018, at 8:00 a.m. local time, at our headquarters located at 979 Batesville Road, Suite B, Greer, SC 29651, for the following purposes:

(1)	To elect the eight nominees named in the accompanying Proxy Statement to serve as members of our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified;

(2)	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

(3)	To hold an advisory vote to approve executive compensation;

(4)	To hold an advisory vote on the frequency of future advisory votes to approve executive compensation; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

We will begin mailing this Notice of Annual Meeting of Stockholders and our Proxy Statement to stockholders on or about March 23, 2018. Only stockholders whose names appear of record on our books at the close of business on February 26, 2018 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, you are urged to cast your vote promptly in order to assure representation of your shares at the meeting and so that a quorum may be established. In advance of the Annual Meeting, you may vote by Internet or by mail. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

To vote by Internet, please visit www.proxyvote.com. Have the enclosed proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

To vote by mail, please complete, date, and sign the enclosed proxy card, and mail it in the enclosed envelope. No postage need be affixed if the proxy card is mailed in the United States.

On behalf of our Board of Directors and our management team, we thank you for your interest in Regional and for your participation in the Annual Meeting.

By Order of the Board of Directors

Brian J. Fisher

Senior Vice President, General Counsel, and Secretary

Greer, South Carolina

March 22, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON APRIL 25, 2018: The Notice of Annual Meeting of Stockholders, Proxy Statement, and

Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/75902K and on our Investor

Relations website at www.regionalmanagement.com under the “Annual Reports” tab.

PROXY STATEMENT

2018 Annual Meeting of Stockholders

REGIONAL MANAGEMENT CORP.

979 Batesville Road, Suite B

Greer, South Carolina 29651

PROXY STATEMENT

For the Annual Meeting of Stockholders to Be Held on April 25, 2018

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on April 25, 2018:

The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report on Form 10-K are available at

https://materials.proxyvote.com/75902K and on the Investor Relations website of Regional Management Corp. at

www.regionalmanagement.com under the “Annual Reports” tab.

March 22, 2018

2018 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date:	Wednesday, April 25, 2018
Time:	8:00 a.m. local time
Place:	Regional Management Corp. Headquarters at 979 Batesville Road, Suite B, Greer, SC 29651
Record Date:	February 26, 2018
Voting:

Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other proposal. Stockholders may vote in person or by proxy. Instructions as to how you may cast your vote by proxy are found on the accompanying proxy card and are set forth in the Proxy Statement under “General Information and Frequently Asked Questions – How do I vote?”.

Proxy Materials:	The Proxy Statement and the accompanying proxy card are first being mailed on or about March 23, 2018 to the stockholders of Regional Management Corp.

Meeting Agenda

Proposal	Board Vote Recommendation	Page Reference (for more detail)
Election of eight directors	FOR ALL	54
Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018	FOR	54
Advisory vote to approve executive compensation	FOR	55
Advisory vote on the frequency of future advisory votes to approve executive compensation	1 YEAR	56
Transact other business as may properly come before the meeting

Election of Director Nominees

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

Name	Age	Director Since	Experience/Qualification	Independent	Committees
					AC	CC	CGN
Alvaro G. de Molina, Chair of the Board	60	2012	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, M&A, Accounting, Risk Management	✓	✓		✓
Jonathan D. Brown	33	2018	Financial Services Industry, Capital Allocation, Investor Relations	✓
Roel C. Campos	69	2012	Leadership, Cyber Security, Corporate Governance, Government Affairs, Securities Compliance, Regulatory	✓		✓	C
Maria Contreras-Sweet	62	2018	Financial Services Industry, Leadership, Corporate Finance, Technology/Innovation, Corporate Governance, Regulatory, Public Relations, Government Affairs	✓			✓
Michael R. Dunn	66	2014	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, M&A, Risk Management, Investor Relations
Steven J. Freiberg	61	2014	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Marketing, M&A, Executive Compensation, Technology, Risk Management, Investor Relations	✓	✓	C
Peter R. Knitzer	59	2015	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Marketing, Investor Relations
Carlos Palomares	73	2012	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Executive Compensation, Accounting, Risk Management	✓	C	✓

AC = Audit Committee	CC = Compensation Committee	CGN = Corporate Governance and Nominating Committee	C = Committee Chair

Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity at the Annual Meeting of Stockholders to vote on a non-binding advisory resolution to approve the compensation of our named executive officers (commonly known as a “Say-on-Pay Vote”).

Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity at the Annual Meeting of Stockholders to vote on a non-binding advisory resolution on whether to have a “Say-on-Pay Vote” every one year, two years, or three years (commonly known as a “Say-on-Pay Frequency Vote”).

2017 Compensation-Related Highlights

✓	Continued alignment of executive pay with company performance:

◇	2017 incentives are largely performance-contingent, with long-term incentive awards roughly two-thirds performance-contingent and short-term incentive awards entirely performance-contingent

◇	Performance goals are rigorous and are based almost exclusively on objective, quantitative criteria

◾	2015 long-term incentive program three-year performance thresholds were not achieved as of December 31, 2017, resulting in the forfeiture of the associated performance-contingent awards

◾	2017 short-term incentive program performance goals were largely achieved, resulting in annual bonus payments at 98.6% of the target bonuses

✓	Maintained competitive compensation and incentive program target opportunities for executives to continue to align their overall compensation with the market for executive talent

✓	Set our short-term incentive payout opportunities to provide high upside if performance goals are exceeded, while paying low or no bonus if goals are not achieved

✓	Granted long-term incentives, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures, to named executive officers and other key contributors, effectively aligning such individuals’ interests with the long-term interests of our stockholders

Compensation Program “Best Practices” Summary

✓	Compensation program designed to closely align pay with performance

✓	Significant share ownership guidelines for executives (5x base salary for CEO, 2x for other executive officers)

✓	Significant share ownership guidelines for directors (5x annual cash retainer)

✓	Significant portion of compensation is variable and/or performance-based

✓	No excessive perquisites
✓	Formalized clawback policy

✓	Double-trigger change-in-control provisions

✓	Prohibition against hedging and pledging

✓	No re-pricing of equity incentive awards without stockholder approval

✓	Independent Compensation Committee

✓	Independent compensation consultant

Fiscal 2017 Compensation Summary

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all employment capacities during 2017. See the Summary Compensation Table of the Proxy Statement for additional information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Peter R. Knitzer, President and Chief Executive Officer	530,000	—	949,985	—	522,580	42,552	2,045,117
John D. Schachtel, Executive Vice President and Chief Operating Officer	207,123	—	—	299,994	204,224	21,239	732,580
Jody L. Anderson, Former President and Chief Operating Officer	127,603	—	172,494	172,493	125,816	178,350	776,756
Donald E. Thomas, Executive Vice President and Chief Financial Officer	342,000	66,667	170,994	170,995	337,212	24,900	1,112,768
Daniel J. Taggart, Senior Vice President and Chief Risk Officer	318,000	—	105,987	105,998	313,548	8,810	852,343
Brian J. Fisher, Senior Vice President, General Counsel, and Secretary	240,000	50,000	80,000	79,994	236,640	10,800	697,434

2019 Annual Meeting of Stockholders

◾	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us no later than November 23, 2018.

◾	Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us not earlier than December 26, 2018 and not later than January 25, 2019.

GENERAL INFORMATION AND

FREQUENTLY ASKED QUESTIONS

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are first being sent on or about March 23, 2018, to the stockholders of Regional Management Corp., a Delaware corporation (“Regional,” the “Company,” “we,” “us,” and “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 25, 2018, at Regional’s headquarters located at 979 Batesville Road, Suite B, Greer, SC 29651, at 8:00 a.m. local time and any postponement or adjournment thereof. Our Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2017, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Why did I receive a proxy card and Proxy Statement?

As a stockholder of record on February 26, 2018, you are entitled to vote at the Annual Meeting. The accompanying proxy card is for use at the Annual Meeting if a stockholder either will be unable to attend in person or will attend but wishes to vote by proxy in advance of the Annual Meeting. Instructions as to how you may cast your vote by proxy are found on the proxy card.

The proxy card is solicited by mail by and on behalf of the Board, and the cost of soliciting proxies will be borne by us. In addition to use of the mails, proxies may be solicited in person, by telephone, or via the Internet by our directors and officers who will not receive additional compensation for such services. We will request banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to our beneficial owners.

What is the purpose of the Annual Meeting?

The purposes of the Annual Meeting are:

(i)	to elect the eight nominees named in the Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified;

(ii)	to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

(iii)	to hold an advisory vote to approve executive compensation;

(iv)	to hold an advisory vote on the frequency of future advisory votes to approve executive compensation; and

(v)	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Only stockholders of record at the close of business on February 26, 2018 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 11,690,602 shares of our common stock, $0.10 par value per share, were outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Brokers that are members of certain securities exchanges and that hold shares of our common stock in “street name” on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the New York Stock Exchange (“NYSE”) rules and regulations governing such brokers, the proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The proposals to elect directors, to approve executive compensation, and to determine the frequency of future advisory votes to approve executive compensation are considered “non-discretionary,” and therefore, for such proposals, brokers cannot vote your shares when they do not receive voting instructions from you.

What constitutes a quorum?

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions, and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting.

How do I vote?

Stockholders may vote in person or by proxy. Instructions as to how you may cast your vote by proxy are set forth below and are found on the accompanying proxy card.

Vote in Person: If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

Vote by Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 24, 2018. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by Mail: Mark, sign, and date your proxy card and promptly return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Will other matters be voted on at the Annual Meeting?

Aside from the four proposals described above, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the best judgment of the persons named as proxy holders and attorneys-in-fact in the proxies.

May I revoke my proxy instructions?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly completing a later-dated proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina 29651, Attention: Corporate Secretary, before the taking of the vote at the Annual Meeting.

How many votes are required to approve each proposal?

With respect to the proposal to elect directors (Proposal No. 1), the eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. Regarding the proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 2), an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Likewise, the compensation of executive officers (Proposal No. 3) will be approved, on an advisory basis, if a majority of the shares present, in person or represented by proxy, and voting on such matter is cast in favor of the proposal. Finally, the frequency of the advisory vote on future advisory votes to approve executive compensation (Proposal No. 4) receiving the greatest number of votes cast—one year, two years, or three years—will be deemed by us as the frequency that has been recommended by stockholders. “Broker non-votes” are not considered voted for the particular matter, and for proposals subject to majority voting (Proposal No. 2 and Proposal No. 3), “broker non-votes” have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Because your votes on Proposal No. 3 and Proposal No. 4 are advisory, they will not be binding on us, our Board, or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of each of these votes when making future compensation decisions for our executive officers or decisions regarding the frequency of the advisory vote on the compensation of our executive officers.

The persons named as proxy holders and attorneys-in-fact in the proxy card, Peter R. Knitzer and Brian J. Fisher, were selected by the Board and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted “FOR” the election of the director nominees, “FOR” the ratification of the appointment of our independent registered public accounting firm, “FOR” the advisory approval of executive compensation, and “ONE YEAR” on the advisory vote on the frequency of future advisory votes on the approval of executive compensation.

How can I correspond directly with Regional Management Corp.?

The address of our principal executive office is 979 Batesville Road, Suite B, Greer, South Carolina 29651, and our telephone number is (864) 448-7000. In addition, any person interested in communicating directly with the independent Chair of our Board or with any other Board member may address such communication to our Corporate Secretary, 979 Batesville Road, Suite B, Greer, South Carolina 29651, who will forward such communication to the appropriate party.

BOARD OF DIRECTORS AND

CORPORATE GOVERNANCE MATTERS

The Board is responsible for directing and overseeing the management of our business and affairs in a manner consistent with the best interests of the Company and its stockholders. The Board has implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including Board composition, structure, and policies; director qualification standards; Board meetings; committees of the Board; roles and expectations of the Board and its directors; director compensation; management succession planning; and other matters. These Corporate Governance Guidelines are available on our Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Corporate Governance Guidelines by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651.

Director Qualifications

Our Corporate Governance and Nominating Committee (the “Nominating Committee”) is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating Committee considers minimum individual qualifications, including relevant career experience, strength of character, mature judgment, familiarity with our business and industry, independence of thought, and an ability to work collegially with the other members of the Board, and all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations (such as antitrust issues), corporate governance background, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board. The Board and the Nominating Committee monitor the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure. Stockholders may also nominate directors for election at our annual stockholders’ meeting by following the provisions set forth in our Amended and Restated Bylaws (the “Bylaws”), and in such a case, the Nominating Committee will consider the qualifications of directors proposed by stockholders.

When determining whether director nominees have the experience, qualifications, attributes, and professional and functional skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating Committee has focused primarily on their valuable contributions to our success in recent years and on the skills, experience, and individual attributes that each director brings to the Board, including those discussed in the biographical descriptions and matrix set forth below.

Board Diversity

The Board recognizes and embraces the value of a diverse board of directors in improving the quality of its performance and our success. Diversity promotes the inclusion of different perspectives and ideas, mitigates against groupthink, and ensures that the Board has the opportunity to benefit from all available talent. The Board also recognizes the need for its directors to understand and to be able to respond effectively to the financial needs of its diverse customer base. The promotion of a diverse Board makes prudent business sense and makes for better corporate governance.

In February 2018, the Board approved its Board Diversity Policy (the “Diversity Policy”), which is available on our Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. The Diversity Policy establishes the Board’s approach to achieving and maintaining diversity on the Board. The Board and the Nominating Committee are committed to actively seeking out highly qualified, diverse candidates to include in the pool from which Board nominees are chosen. The Board seeks to comprise itself of talented and dedicated directors with a diverse mix of expertise in areas needed to foster our business success, as well as a diversity of personal characteristics that include, but are not limited to, gender, race, ethnicity, national origin, sexual orientation, age, and geography. The Board and the Nominating Committee implement the Diversity Policy by maintaining a director candidate list comprised of individuals qualified to fill openings on the Board, which includes candidates with useful expertise who possess diverse personal backgrounds. When director openings occur, the list will be used to assist in selecting new directors. Ultimately, the selection of new directors will be based on the Board’s judgment of the overall contributions that a candidate will bring to the Board, giving due weight to diverse personal characteristics that contribute to the Board achieving the objectives of the Diversity Policy.

The Nominating Committee is charged with reviewing all steps taken pursuant to the Diversity Policy on an annual basis, assessing the Board’s progress in achieving diversity, and presenting its findings and assessment to the full Board for input. Because the Diversity Policy is a new policy, the Nominating Committee has not yet performed an annual review and assessment of the Board’s progress in achieving the objectives set forth in the Diversity Policy. The Nominating Committee has, however, considered the current composition of the Board and assessed the diverse characteristics of its current directors, 50% of whom are Hispanic

American, one being a Hispanic American female. The Nominating Committee and the Board are proud of the diverse characteristics of its directors.

Current Directors and Director Nominees

The Board has the discretion to determine the size of the Board, the members of which are elected at each year’s annual meeting of stockholders. Our Board currently consists of eight directors: Alvaro G. de Molina, Jonathan D. Brown, Roel C. Campos, Maria Contreras-Sweet, Michael R. Dunn, Steven J. Freiberg, Peter R. Knitzer, and Carlos Palomares, with Mr. de Molina serving as Chair of the Board. Each of these individuals has also been nominated as a director candidate for election at the Annual Meeting.

Biographical information of each of our directors is provided below. In addition, following the biographical information of our directors, we have provided a matrix summarizing the background, skills, experience, qualifications, and other attributes of our directors that led the Nominating Committee and the Board to conclude that such individuals would provide valuable contributions to our business and should therefore serve our company as its directors.

ALVARO G. DE MOLINA Age: 60 Director Since: 2012 Chair of the Board Member of the Audit Committee and Corporate Governance and Nominating Committee	Mr. de Molina has been a director of Regional since March 2012 and currently serves as Chair of the Board. Until 2009, Mr. de Molina was the Chief Executive Officer of GMAC LLC, which he originally joined as Chief Operating Officer in 2007. Since departing GMAC LLC, Mr. de Molina has been a private investor. He joined Cerberus Capital Management for a period during 2007 where he worked with the operations group, following a 17-year career at Bank of America, where he most recently served as its Chief Financial Officer from 2005 until 2007. During his tenure at Bank of America, Mr. de Molina also served as Chief Executive Officer of Banc of America Securities, President of Global Capital Markets and Investment Banking, head of Market Risk Management, and Corporate Treasurer. Previously, he also served in key roles at JPMorgan Chase Bank, N.A., Becton, Dickinson and Company, and PriceWaterhouse LLP (now PricewaterhouseCoopers LLP). In September 2012, Mr. de Molina was appointed to the board of directors of Walter Investment Management Corp., a publicly-held entity which is an asset manager, mortgage servicer, and mortgage portfolio owner specializing in less-than-prime, non-conforming, and other credit-challenged mortgage assets. Mr. de Molina also serves on the Board of Trustees of the Smithsonian Latino Center. He holds a B.S. degree in Accounting from Fairleigh Dickinson University and an M.B.A. degree from Rutgers Business School and is a graduate of the Duke University Advanced Management Program.

JONATHAN D. BROWN Age: 33 Director Since: 2018

Mr. Brown has served as a director of Regional since January 2018. He is a senior analyst with Basswood Capital Management L.L.C. (“Basswood”), an alternative asset manager with over $1.4 billion of assets under management. Mr. Brown joined Basswood in 2009. In his current role as senior analyst, Mr. Brown is responsible for the research and investment analysis of companies across a broad range of sectors, with a specialized focus on financial services. Prior to Basswood, Mr. Brown worked at Sandelman Partners and Goldman Sachs. Mr. Brown graduated from Emory University’s Goizueta School of Business in 2006 with a B.B.A., holding dual concentrations in Finance and Strategy & Management Consulting, as well as a minor in History.

Mr. Brown is the representative of Basswood, our largest stockholder. For a description of our cooperation agreement with Basswood, pursuant to which Mr. Brown is nominated, see “Other Information – Certain Relationships and Related Person Transactions – Cooperation Agreement,” below.

ROEL C. CAMPOS Age: 69 Director Since: 2012 Chair of the Corporate Governance and Nominating Committee Member of the Compensation Committee	Mr. Campos has served as a director of Regional since March 2012. He has been a partner with the law firm of Hughes Hubbard & Reed LLP since February 2016, where he practices in the areas of securities regulation, corporate governance, and securities enforcement and serves as Chair of the firm’s Securities Enforcement Practice. Prior to joining Hughes Hubbard & Reed LLP, Mr. Campos was a partner with Locke Lord LLP (April 2011 to February 2016) and Cooley LLP (September 2007 to April 2011). Prior to that, he received a presidential appointment and served as a Commissioner of the Securities and Exchange Commission (the “SEC”) from 2002 to 2007. Prior to serving with the SEC, Mr. Campos was a founding partner of a Houston-based radio broadcaster. Earlier in his career, he practiced corporate law and served as a federal prosecutor in Los Angeles, California. Mr. Campos also previously served from January 2013 to May 2017 on the board of directors of WellCare Health Plans, Inc., a publicly-held entity which provides managed care services targeted to government-sponsored health care programs. He is currently a director of Paulson International Ltd., a privately-held, Cayman-based hedge fund; a director of a private registered broker-dealer, Liquidnet Holdings, Inc.; and a member of the Advisory Board of Balyasny Asset Management L.P., a registered investment advisory fund. Mr. Campos also serves on the Advisory Board for the Public Company Accounting Oversight Board (the “PCAOB”), the Board of Visitors to the United States Air Force Academy, the Board of Advisors for the Smithsonian Latino Center, and on various non-profit boards. From 2008 to 2013, Mr. Campos served on the President’s citizen Presidential Intelligence Advisory Board. Mr. Campos earned a B.S. degree from the United States Air Force Academy, an M.B.A. degree from the University of California, Los Angeles, and a J.D. degree from Harvard Law School.

MARIA CONTRERAS-SWEET Age: 62 Director Since: 2018 Member of the Corporate Governance and Nominating Committee	Ms. Contreras-Sweet has been a director of Regional since January 2018. She is the Managing Partner of Rockway Equity Partners, and she previously served as a member of President Obama’s cabinet as the Administrator of the U.S. Small Business Administration from April 2014 to January 2017. Since March 2017, Ms. Contreras-Sweet has served as a director and member of the audit committee of Sempra Energy, an energy-services company that invests in, develops, and operates energy infrastructure and provides electric and gas services to customers in North and South America. She was a founder of ProAmerica Bank, where she served as Executive Chairwoman from 2006 to 2014, and Co-Founder and Managing Partner of Fortius Holdings from 2003 to 2006. Prior to that, Ms. Contreras-Sweet served as the California cabinet Secretary of the Business, Transportation and Housing Agency from 1999 to 2003. Earlier in her career, she was an executive with Westinghouse Electric Company’s 7-Up/RC Bottling Company. Ms. Contreras-Sweet is also a Distinguished Fellow of the LARTA Institute and serves on the Board of Directors of the Bipartisan Policy Center.

MICHAEL R. DUNN Age: 66 Director Since: 2014	Mr. Dunn has been a director of Regional since July 2014. He previously served as Chief Executive Officer of Regional from October 2014 through July 2016 and as Executive Chairman of the Board from August 2016 through December 2016. Prior to joining Regional, Mr. Dunn was a partner at the private equity firm of Brysam Global Partners, a specialized firm focusing on investment in international banking and consumer lending companies, from 2007 through 2013. Mr. Dunn served as a board or alternate board member for all of Brysam’s portfolio companies. Prior to that, Mr. Dunn was with Citigroup for over 30 years, where he was the Chief Financial Officer of the Global Consumer Group from 1996 through 2007, adding the title of Chief Operating Officer of the Group in 2005. He was also a member of the Citigroup Management and Operating Committees. Mr. Dunn previously served on the boards of Banamex, a wholly-owned Mexican bank subsidiary of Citigroup, and on the U.S.-based Student Loan Corporation, of which Citigroup owned a majority interest. He holds a B.S. degree from New York University and attended the University of Michigan Executive Program. He is a Certified Public Accountant in New York State.

STEVEN J. FREIBERG Age: 61 Director Since: 2014 Chair of the Compensation Committee Member of the Audit Committee	Mr. Freiberg has been a director of Regional since July 2014. He has been a Senior Advisor to The Boston Consulting Group since December 2012, and Vice Chairman and Interim Chief Financial Officer of Social Finance, Inc. since May 2017. Previously, Mr. Freiberg served as a director and the Chief Executive Officer of E*TRADE Financial Corporation from April 2010 until August 2012. Prior to joining E*TRADE, Mr. Freiberg spent 30 years at Citigroup and its predecessor companies and affiliates. Among his notable roles at Citigroup, Mr. Freiberg served as Co-Chairman/Chief Executive Officer of Citigroup’s Global Consumer Group, Chairman and Chief Executive Officer of Citi Cards—Citigroup’s leading global credit card business—and Chairman and Chief Executive Officer of Citigroup’s North American Investment Products Division. Additionally, he was a member of Citigroup’s Executive, Management, and Operating Committees, and he served on the board of directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB, and the Citigroup Foundation. Mr. Freiberg has served on the board of directors of MasterCard Incorporated, a publicly-traded multinational financial services corporation, since September 2006 and currently chairs its audit committee. He also served on the former U.S. region board of MasterCard from January 2001 until May 2006 and served as Chairman of MasterCard’s United States region board from 2004 until May 2006. In addition, Mr. Freiberg serves on the board of directors or equivalent governing body of OANDA Corporation (a private company providing Internet-based forex trading and currency information services), Social Finance, Inc. (a private online personal finance company that provides student loan refinancing, mortgages, and personal loans), Fair Square Financial, LLC (a private credit card issuer that provides credit cards to “near-prime” customers), and Purchasing Power, LLC (a private specialty e-retailer offering consumer products, vacations, and online education services through payment plans). Mr. Freiberg previously served as a member of the Board of Trustees of the March of Dimes, and he currently serves on the Hofstra University Board of Trustees.

PETER R. KNITZER Age: 59 President and Chief Executive Officer Director Since: 2015	Mr. Knitzer has served as President and Chief Executive Officer of Regional since May 2017. From August 2016 until May 2017, Mr. Knitzer served as Chief Executive Officer at Regional. He has also been a director of Regional since July 2015. Before joining Regional, Mr. Knitzer acted as an advisor to financial services companies since 2013. Prior to 2013, he served as Executive Vice President and head of the Payments group at CIBC and President and Director at E*TRADE Bank. Prior to joining E*TRADE, Mr. Knitzer spent 14 years at Citigroup in various senior roles, including Chairman and Chief Executive Officer of Citibank North America; Business Head, Cross-Sell Customer Management for all Citigroup businesses; and EVP/Managing Director of Citi Cards, Citigroup’s leading global credit card business. Mr. Knitzer has also previously held senior marketing positions at Chase Manhattan Bank, American Express, and Nabisco Brands. He received his M.B.A. in Marketing and Finance from Columbia University Graduate School of Business and his B.A. in Political Science from Brown University. Mr. Knitzer also served as a Director for Habitat for Humanity from 2008 to 2014, including Board Chair from 2011 to 2013. He currently serves on the Advisory Board of Columbia University Business School’s Lang Center for Entrepreneurship.

CARLOS PALOMARES Age: 73 Director Since: 2012 Chair of the Audit Committee Member of the Compensation Committee	Mr. Palomares has been a director of Regional since March 2012. Since 2007, Mr. Palomares has been President and Chief Executive Officer of SMC Resources, a consulting practice that advises senior executives on business and marketing strategy. From 2001 to 2007, Mr. Palomares was Senior Vice President at Capital One Financial Corp., and he was Chief Operating Officer of Capital One Federal Savings Bank banking unit from 2004 to 2007. Prior to joining Capital One, Mr. Palomares held a number of senior positions with Citigroup Inc. and its affiliates, including Chief Operating Officer of Citibank Latin America Consumer Bank from 1998 to 2001, Chief Financial Officer of Citibank North America Consumer Bank from 1997 to 1998, Chairman and CEO of Citibank Italia from 1990 to 1992, and President and CEO of Citibank FSB Florida from 1992 to 1997. Mr. Palomares serves on the Boards of Directors of Pan American Life Insurance Group, Inc. and the Coral Gables Trust Company. He also serves on the Board of Trustees of the Smithsonian Latino Center. Mr. Palomares earned a B.S. degree in Quantitative Analysis from New York University.

There are no family relationships among any of our directors or executive officers.

Matrix of Director Skills, Experience, and Demographic Background

The following table provides our stockholders and other interested parties with an overview of our directors’ skills, experience, and demographic background. These qualities are of particular value to our business and led the Nominating Committee and the Board to conclude that such individuals would provide valuable contributions to our company and should therefore serve our company as its directors.

	Alvaro G. de Molina	Jonathan D. Brown	Roel C. Campos	Maria Contreras- Sweet	Michael R. Dunn	Steven J. Freiberg	Peter R. Knitzer	Carlos Palomares
Skills and Experience
Financial Services Industry	✓	✓		✓	✓	✓	✓	✓
Other Public Co. Board of Directors	✓		✓	✓		✓
Executive Management	✓		✓	✓	✓	✓	✓	✓
Entrepreneurship/Business Operations	✓		✓	✓	✓	✓	✓	✓
Credit Risk Management	✓				✓	✓	✓	✓
Corporate Finance and/or Capital Allocation	✓	✓		✓	✓	✓	✓	✓
Marketing and/or Public Relations			✓	✓		✓	✓
Marketing to Hispanic Population			✓	✓				✓
Mergers and Acquisitions	✓		✓		✓	✓
Human Resources/Executive Comp						✓		✓
Cyber Security and/or Technology/Innovation			✓	✓		✓
Corporate Governance			✓	✓
Government Affairs			✓	✓
Regulatory and/or SEC Compliance			✓	✓
Audit Committee Financial Expert	✓					✓		✓
SOX and Internal Audit			✓					✓
Risk Management	✓				✓	✓		✓
Business Ethics	✓		✓	✓	✓	✓	✓	✓
Investor Relations		✓			✓	✓	✓
Demographic Background
Board Tenure and Independence
Year First Appointed or Elected	2012	2018	2012	2018	2014	2014	2015	2012
Board Independent	✓	✓	✓	✓		✓		✓
Gender
Male	✓	✓	✓		✓	✓	✓	✓
Female				✓
Age
Years Old	60	33	69	62	66	61	59	73
Race/Ethnicity
White/Caucasian		✓			✓	✓	✓
Hispanic/Latino	✓		✓	✓				✓

Board Independence

Ms. Contreras-Sweet and Messrs. Brown, Campos, Freiberg, de Molina, and Palomares are each independent in accordance with the criteria established by the NYSE for independent board members. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. We define an “independent” director in accordance with Section 303A.02 of the NYSE Rules. The categorical standards that the Board has established to assist it in making independence determinations can be found in our Corporate Governance Guidelines on our Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com.

Leadership Structure

As described in the Corporate Governance Guidelines, the Board may select its Chair and our Chief Executive Officer in any way that it considers to be in our best interests. Therefore, the Board does not have a policy on whether the roles of Chair and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chair should be selected from the independent directors.

Mr. de Molina currently serves as Chair of our Board. At this time, the Board believes that the separation of the roles of Chair and Chief Executive Officer promotes communication between the Board, the Chief Executive Officer, and other senior management, and enhances the Board’s oversight of management. We believe that our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of the Company and the setting of strategic direction, the Chair of the Board provides guidance to the Chief Executive Officer and coordinates and manages the operation of the Board and its committees.

At this time, the Board believes that our current leadership structure, with an independent Chair of the Board, is appropriate for the Company and provides many advantages to the effective operation of the Board. The Board will periodically evaluate and reassess the effectiveness of this leadership structure.

Meetings

The Board held 16 meetings during the fiscal year ended December 31, 2017. During 2017, each director attended more than 75% of the total number of meetings of the Board and committees on which he served. In addition to formal Board meetings, our Board communicates from time to time via telephone, electronic mail, and informal meetings, and our Board and its committees may act by written consent in lieu of a formal meeting. Our non-employee directors met in executive session following each of our regular, quarterly Board meetings in 2017, and the independent members of our Board also periodically met in executive session in 2017. Mr. de Molina presides over each executive session of our non-employee directors and independent directors.

Other than an expectation set forth in our Corporate Governance Guidelines that each director will make every effort to attend the annual meeting of stockholders, we do not have a formal policy regarding the directors’ attendance at annual meetings. All of our then-current directors attended our last annual meeting of stockholders held on April 27, 2017.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit	Compensation	Corporate Governance and Nominating
Jonathan D. Brown
Roel C. Campos		✓	Chair
Maria Contreras-Sweet			✓
Steven J. Freiberg	✓	Chair
Alvaro G. de Molina	✓		✓
Carlos Palomares	Chair	✓
Number of Meetings Held in 2017:	6	10	5

Audit Committee

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Messrs. Palomares (Chair), Freiberg, and de Molina. In accordance with SEC rules and NYSE rules, each of the members of our Audit Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of audit committee membership independence. In addition, the Board has examined the SEC’s definition of “audit committee financial expert” and has determined that Messrs. Palomares, Freiberg, and de Molina satisfy this definition.

Pursuant to the Audit Committee’s written charter, our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm, and pre-approving the audit and non-audit services to be performed by our independent auditors;

•	discussing the scope and results of the audit with the independent registered public accounting firm;

•	assisting the Board in evaluating the qualifications, performance, and independence of our independent auditors;

•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting processes;

•	assisting the Board in monitoring our compliance with legal and regulatory requirements;

•	assisting the Board in reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the Board in monitoring the performance of our internal audit function;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees and others of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

The Audit Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Audit Committee, is posted on our Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Audit Committee Charter by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. The Audit Committee held six meetings during the fiscal year ended December 31, 2017. In addition to formal Audit Committee meetings, our Audit Committee communicates from time to time via telephone, electronic mail, and informal meetings.

Compensation Committee

Our Compensation Committee consists of Messrs. Freiberg (Chair), Campos, and Palomares. In accordance with NYSE rules, each of the members of our Compensation Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of compensation committee membership independence. Pursuant to the Compensation Committee’s written charter, our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or making recommendations to the Board with respect to, corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

•	reviewing and approving the compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements, and any other benefits, compensation, or arrangements;

•	reviewing and recommending the compensation of our directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”;

•	preparing the Report of the Compensation Committee; and

•	reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. Additionally, the Compensation Committee may delegate to one or more of our officers the authority to make grants and awards of cash or options or other equity securities to any of our non-Section 16 officers under our incentive-compensation or other equity-based plans, as the Compensation Committee deems appropriate and in accordance with the terms of such plans, provided that such delegation is in compliance with such plans and applicable law.

The Compensation Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Compensation Committee, is posted on our Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Compensation Committee Charter by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. The Compensation Committee held 10 meetings during the fiscal year ended December 31, 2017. In addition to formal Compensation Committee meetings, our Compensation Committee communicates from time to time via telephone, electronic mail, and informal meetings.

Corporate Governance and Nominating Committee

Our Nominating Committee consists of Mr. Campos (Chair), Ms. Contreras-Sweet, and Mr. de Molina. In accordance with NYSE rules, each of the members of our Nominating Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of corporate governance and nominating committee membership independence. Pursuant to the Nominating Committee’s written charter, the Nominating Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;

•	overseeing the evaluation of the Board and management;

•	reviewing developments in corporate governance practices and developing, recommending, and maintaining a set of corporate governance guidelines; and

•	recommending members for each committee of our Board.

The Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing to serve and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Nominating Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina 29651, Attn: Corporate Secretary, not earlier than December 26, 2018 nor later than January 25, 2019. If, following the filing and delivery of these proxy materials, the date of the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) is advanced or delayed by more than 20 calendar days from the one-year anniversary date of the 2018 Annual Meeting, we will, in a timely manner, provide notice to our stockholders of the new date of the 2019 Annual Meeting and the new dates by which stockholder proposals submitted both pursuant to and outside of SEC Rule 14a-8 must be received by the Company. Such notice will be included in the earliest possible Quarterly Report on Form 10-Q under Part II, Item 5.

The Nominating Committee will select individuals, including candidates proposed by stockholders, as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our stockholders. In evaluating nominees, the Nominating Committee will consider, among other things, the director qualifications described above and will apply the objectives outlined in the Diversity Policy.

The Nominating Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Nominating Committee, is posted on our Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Nominating Committee Charter by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. The Nominating Committee held five meetings during the fiscal year ended December 31, 2017. In addition to formal Nominating Committee meetings, our Nominating Committee communicates from time to time via telephone, electronic mail, and informal meetings.

Role in Risk Oversight

As part of its role in risk oversight, our Audit Committee is responsible for reviewing our risk assessment and risk management policies, and for discussing its findings with both management and our independent registered public accounting firm. The Audit Committee and the Board periodically review the risks that may potentially affect us, as identified and presented by management, including risks reflected in our periodic filings. The Board may also request supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by us and our business. The Board believes our current leadership structure enhances its oversight of risk management because our Chief Executive Officer, who is ultimately responsible for our risk management process, is in the best position to discuss with the Board these key risks and management’s response to them by also serving as a director of the Company.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all of our directors, officers, and employees and must be acknowledged in writing by our Chief Executive Officer and Chief Financial Officer. In February 2018, the Board approved certain amendments to the Code of Ethics, which were intended to update and bring the Code of Ethics more in line with current best practices. The Code of Ethics is posted on our Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Code of Ethics by contacting our

Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. To the extent permissible under applicable law, the rules of the SEC, and NYSE listing standards, we intend to disclose on our website any amendment to our Code of Ethics, or any grant of a waiver from a provision of our Code of Ethics, that requires disclosure under applicable laws, the rules of the SEC, or NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, Messrs. Campos, Freiberg, and Palomares served on our Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2017. In addition, during the fiscal year ended December 31, 2017, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Board or Compensation Committee.

Communications with the Board

Each member of the Board is receptive to and welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, including, without limitation, the Chair of the Board, any independent director, or the independent directors as a group, by addressing such communications or concerns to our Corporate Secretary, 979 Batesville Road, Suite B, Greer, South Carolina, 29651, who will forward such communications to the appropriate party.

If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit Committee, Compensation Committee, or Nominating Committee, as appropriate.

Anyone who has concerns regarding (i) questionable accounting, internal accounting controls, and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of our accounting policies, (ii) compliance with legal and regulatory requirements, or (iii) retaliation against employees who voice such concerns, may communicate these concerns by writing to the attention of the Audit Committee as set forth above, or by calling (800) 224-2330 at any time.

Director Compensation

Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to effectively represent the long-term interests of our stockholders and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:

•	Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company;

•	Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity, and business character;

•	Align the interests of directors with our stockholders by providing a significant portion of compensation in equity and requiring directors to own our stock; and

•	Provide compensation that is simple and transparent to stockholders and reflects corporate governance best practices.

The Compensation Committee, with the assistance of the Compensation Committee’s executive compensation consultant, reviews the compensation of our non-employee directors. In benchmarking director compensation, we use the same compensation peer group that is used to benchmark compensation for our named executive officers (see “Compensation Discussion and Analysis –Compensation Objectives and Approaches – Compensation Determination Process” for information about the peer group).

Our employees who serve as directors receive no separate compensation for service on the Board or on committees of the Board. We maintain a non-employee director compensation program structured as follows:

•	Board Cash Retainer: Each non-employee director receives an annual cash retainer of $30,000 payable in quarterly installments ($50,000 in the case of the chair or lead independent director of the Board);

•	Committee Member Cash Retainer: Each member of the Audit Committee, Compensation Committee, and Nominating Committee receives an additional annual cash retainer of $10,000 payable in quarterly installments ($20,000 in the case of the chair of each committee);

•	Committee Meeting Fees: Each member of the Audit Committee, Compensation Committee, and Nominating Committee receives a $1,500 meeting fee for each committee meeting attended;

•	Board Equity-Based Award: Each non-employee director receives an annual equity-based award with a value equal to $90,000 ($110,000 in the case of the chair or lead independent director of the Board); and

•	Committee Member Equity-Based Award: Each member of the Audit Committee, Compensation Committee, and Nominating Committee receives an additional annual equity-based award with a value equal to $10,000 ($20,000 in the case of the chair of each committee).

The equity-based awards are in the form of restricted stock and are granted on the fifth business day following the date of the annual stockholders’ meeting at which directors are elected. The number of shares subject to the restricted stock award (the “RSA”) is determined by dividing the value of the award by the closing price per share of common stock on the grant date (rounded down to the nearest whole share). The RSA vests and becomes non-forfeitable as to 100% of the underlying shares on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting, subject to the director’s continued service from the grant date until the vesting date, or upon the earlier occurrence of the director’s termination of service as a director by reason of death or disability or upon a change in control of the Company. In the event of the director’s termination of service for any other reason, the director forfeits the RSA immediately. The RSA is subject to the terms and conditions of the Regional Management Corp. 2015 Long-Term Incentive Plan (as amended and restated, effective April 27, 2017) (the “2015 Plan”) and an RSA agreement, the form of which was previously approved by the Compensation Committee and the Board and filed with the SEC.

Under the 2015 Plan, the maximum number of shares of common stock subject to awards granted during any 12-month period to a non-employee director, taken together with any cash fees paid during such 12-month period to such non-employee director in respect of Board service, may not exceed $600,000 in total value (calculating the value of any such awards based on the fair market value per share of common stock on the grant date of the award). In the event that the service of a director as a director, committee member, or Board or committee chair commences or terminates during the director’s annual service to us, the director’s cash compensation will be adjusted on a pro-rata basis. Annual service relates to the approximately 12-month period between our annual meetings of stockholders. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in connection with his or her service on our Board.

The following table provides information regarding the compensation paid to each of our non-employee directors for their service as non-employee directors during the fiscal year ended December 31, 2017.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Incumbent Directors:
Roel C. Campos	82,500	119,992	202,492
Michael R. Dunn	30,000	89,989	119,989
Steven J. Freiberg	84,000	119,992	203,992
Alvaro G. de Molina	86,500	130,000	216,500
Carlos Palomares	101,500	130,000	231,500
Former Directors:
Richard A. Godley	16,957	89,989	106,946

(1)	Mr. Brown and Ms. Contreras-Sweet were appointed as directors in January 2018. Therefore, they received no compensation during 2017. Mr. Godley resigned as director in July 2017.

(2)	On May 4, 2017, in accordance with the non-employee director compensation program outlined above, we awarded Messrs. Campos, Dunn, Freiberg, Godley, de Molina, and Palomares shares of restricted common stock in the following amounts: Mr. Campos, 5,755 shares; Mr. Dunn, 4,316 shares; Mr. Freiberg, 5,755 shares; Mr. Godley, 4,316 shares; Mr. de Molina, 6,235 shares; and Mr. Palomares, 6,235 shares. These annual restricted common stock awards vest on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting, subject to continued service of the director until the vesting date or as otherwise provided in the award agreement. Amounts shown are the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

The total number of shares subject to RSAs held by each of our non-employee directors as of December 31, 2017 was: Mr. Campos, 5,755 shares; Mr. Dunn, 4,316 shares; Mr. Freiberg, 5,755 shares; Mr. de Molina, 6,235 shares; and Mr. Palomares, 6,235 shares. Due to his resignation in July 2017, Mr. Godley forfeited the RSA granted to him on May 4, 2017, and he had no stock awards outstanding as of December 31, 2017. In addition, as of December 31, 2017, Mr. Dunn held 32,774 shares subject to performance-contingent restricted stock unit (“RSU”) award agreements granted to him during his service as our Chief Executive Officer. The total number of shares subject to non-qualified stock options held by each of our non-employee directors as of December 31, 2017 was: Mr. Campos, 28,670 shares; Mr. Dunn, 148,866 shares; Mr. Freiberg, 17,941 shares; Mr. de Molina, 30,166 shares; and Mr. Palomares, 28,670 shares. Mr. Godley had no option awards outstanding as of December 31, 2017. The outstanding equity awards held by Mr. Knitzer as of December 31, 2017 are set forth in the Outstanding Equity Awards at Fiscal Year-End table that is presented elsewhere in this Proxy Statement. Mr. Brown and Ms. Contreras-Sweet were not members of the Board on December 31, 2017 and had no stock awards or option awards outstanding as of such date.

Following year-end, in February 2018, our Compensation Committee increased our director stock ownership requirement from 3x to 5x the annual cash retainer, placing the ownership requirement in the 90th percentile of our peer group.

EXECUTIVE OFFICERS

The following is a brief description of the background, business experience, and certain other information regarding each of our executive officers:

Peter R. Knitzer (age 59) has served as President and Chief Executive Officer of Regional since May 2017. From August 2016 until May 2017, Mr. Knitzer served as Chief Executive Officer of Regional. He has also been a director of Regional since July 2015. Mr. Knitzer’s full biographical information is set forth above under “Board of Directors and Corporate Governance Matters – Current Directors and Director Nominees.”

John D. Schachtel (age 56) has served as Executive Vice President and Chief Operating Officer of Regional since May 2017. Mr. Schachtel has more than 30 years of experience in consumer financial services. From 2013 until 2016, Mr. Schachtel was the Chief Operating Officer of OneMain Financial Holdings, Inc. (formerly known as CitiFinancial). As Chief Operating Officer of OneMain Financial, Mr. Schachtel’s responsibilities included management and oversight of sales, field operations, marketing, and collections. Prior to assuming the Chief Operating Officer role, Mr. Schachtel served for over 10 years as OneMain/CitiFinancial’s Executive Vice President, Northeast and Midwest Division. Mr. Schachtel also held various other positions at OneMain/CitiFinancial during his 29-year career with the company, including Operations Director and Director of Field Compensation, New Branch Development, and Project Management, before becoming Senior Vice President of Corporate Marketing in 1999. Since March 2017, Mr. Schachtel has also served as a member of the Board of Directors of SilverSun Technologies, Inc., a publicly-traded business application, technology, and consulting company. He serves as the chairman of SilverSun’s compensation committee and as a member of its audit committee and its nominating and corporate governance committee. He received his MBA in Finance from New York University and his B.S. degree in Industrial Engineering and Economics from Northwestern University.

Donald E. Thomas (age 59) has served as Executive Vice President and Chief Financial Officer of Regional since January 2013. Mr. Thomas has over 30 years of finance and accounting experience in public and private companies, having previously served since April 2010 as Chief Financial Officer of TMX Finance LLC, a title lending company. Prior to joining TMX Finance LLC, Mr. Thomas spent 17 years with 7-Eleven, an operator of convenience stores, where he served in various capacities, including Chief Accounting Officer and Controller, acting Chief Financial Officer, Vice President of Operations, and Vice President of Human Resources. Prior to 7-Eleven, Mr. Thomas spent 11 years in the audit function of Deloitte & Touche LLP and one year with the Trane Company as a financial manager. Mr. Thomas earned accounting and finance degrees from Tarleton State University and is a certified public accountant and certified global management accountant.

Daniel J. Taggart (age 45) has served as Senior Vice President and Chief Risk Officer of Regional since January 2015. Prior to joining Regional, Mr. Taggart was Executive Vice President of Agility 360, a financial services consultancy. Prior to that, he was Senior Vice President at Wingspan Portfolio Advisors, a specialty mortgage service provider, and also served as Executive Vice President of REDC Default Solutions LLC, a startup division of Auction.com, LLC, a mortgage loss mitigation subservicing company. Before joining REDC Default Solutions LLC, Mr. Taggart spent 11 years at Citigroup, where he held a variety of positions, including Senior Vice President and Senior Credit Officer of CitiMortgage Default Risk Management, Senior Vice President and Senior Credit Officer of Retail Distribution Risk Management, and Senior Vice President and Chief Credit Officer of CitiFinancial (now known as OneMain Financial). Mr. Taggart has also worked for The Associates (prior to its acquisition by Citigroup), FirstPlus Financial, and Fleet Bank in risk management and loan servicing functions. Mr. Taggart received his B.S. in Finance from Canisius College.

Brian J. Fisher (age 34) has served as Senior Vice President, General Counsel, and Secretary of Regional since February 2018. From January 2013 (when he joined Regional) until February 2018, he served as Vice President, General Counsel, and Secretary. Prior to joining Regional, Mr. Fisher was an attorney in the Corporate and Securities practice group of Womble Carlyle Sandridge and Rice, LLP (now known as Womble Bond Dickinson (US) LLP) from 2009 to 2013. Mr. Fisher holds a B.A. degree in Economics from Furman University and a J.D. degree from the University of South Carolina School of Law.

There are no family relationships among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion of the compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures contained elsewhere in this Proxy Statement. Actual compensation programs that we adopt following the date of this Proxy Statement may differ materially from the existing and currently planned programs summarized in this discussion.

Executive Summary of Compensation Programs

Company Performance and Business Highlights in 2017

We produced another set of strong operating and financial results in 2017, including double-digit growth of our loan portfolio, total revenue, and diluted earnings per share. Our loan portfolio grew by $100 million to $817 million, an increase of 14% from the prior year—our third consecutive year of double-digit portfolio growth. Our core portfolio of small and large installment loans grew by 22%, led by continued, significant expansion in our large loan category. Revenues of $272 million in 2017 were up 13% from 2016, while operating expenses as a percentage of average net receivables were down slightly. Net income for 2017 was $30 million and diluted EPS was $2.54, an increase of 25% and 28%, respectively, from 2016. Finally, our stock price at the close of 2017 was $26.31, a slight increase from our stock price at the end of 2016 and up more than 65% from our stock price of $15.81 at the end of 2014.

Our hybrid growth strategy of increasing average receivables in our existing branches coupled with some de novo branch expansion was central to delivering outstanding 2017 results. At the end of 2016, our average finance receivables per branch was $2.1 million. By the end of 2017, we grew that figure to nearly $2.4 million. The sizable increase in our large loan portfolio continued to drive our organic growth and overall performance, now comprising over 42% of our total loan portfolio.

Perhaps more importantly to our long-term success, we took significant steps to modernize our infrastructure. We have now successfully completed our transition to a new loan origination and servicing system, leaving us well-positioned to continue our top and bottom line growth. Now that we are operating on our new loan system, we have introduced electronic payments, texting and imaging capabilities, an online customer portal, improved lead management, and automated underwriting across our entire branch network. In addition, we have invested significantly in enhancing our credit function, most notably through the build-out of our new centralized collections team that focuses on late-stage delinquencies, allowing our branch employees to focus more of their time on sales and servicing.

We also continued to enhance our liquidity in 2017 by expanding and diversifying our funding sources. In the second quarter, we entered into a $125 million warehouse facility (expandable to $150 million) that is funded by large loan receivables. In addition, we renewed and expanded our senior revolving credit facility committed line from $585 million to $638 million, with a maturity date of June 2020.

We were pleased with our 2017 results, and we believe that the compensation paid to our named executive officers (our “NEOs”) for 2017 appropriately reflects and rewards their contributions to our performance.

Compensation Program Highlights in 2017

In 2017, our Compensation Committee, with assistance from an independent compensation consultant, Veritas Executive Compensation Consultants (“Veritas”), carefully reviewed our executive compensation program to ensure that it is designed to achieve its intended objectives and continues to reflect executive compensation “best practices.” Our Compensation Committee, Board, and stockholders took a number of important actions in 2017:

•	In April, following the recommendation of our Compensation Committee and our Board, our stockholders re-approved our 2015 Plan, as amended and restated, which increases the number of shares available for grant under the plan, reflects best compensation practices, allows us to compete successfully for executive talent, and more strongly aligns the interests of our stockholders and our executives.

•	In May, Mr. Schachtel joined our company as our Chief Operating Officer, replacing Jody L. Anderson, our former President and Chief Operating Officer.

•	In August, following consultation with Veritas, we entered into employment agreements with Messrs. Thomas, Taggart, and Fisher, who have served our company since January 2013, January 2015, and January 2013, respectively. We believe that the employment agreements provide necessary and valuable protections to Regional in the form of restrictive covenants, including a covenant not to compete and not to solicit our employees, and are an appropriate recognition of each executive’s performance and service to Regional.

•	In October, following an analysis by Veritas, our Compensation Committee updated the companies in our peer group to ensure that the peer group, as a whole, reflects companies in similar industries and that are of the appropriate size, are in strong financial health, and have positive shareholder standing.

Compensation Program Best Practices

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead our company and to create long-term stockholder value. We compensate our executive officers primarily through a mix of base salary, performance-based annual cash awards, and service- and performance-based long-term incentive awards. Consistent with our pay-for-performance philosophy, a substantial portion of our executives’ compensation is at risk and linked to the successful performance and management of our company against rigorous performance measures established by our Compensation Committee. Our 2017 executive compensation program continued to include a number of best compensation practices, including the following:

✓	Alignment of executive pay with company performance:

◇	2017 incentives are largely performance-contingent, with long-term incentive awards roughly two-thirds performance-contingent and short-term incentive awards entirely performance-contingent

◇	Performance goals are rigorous and are based almost exclusively on objective, quantitative criteria

◾	2015 long-term incentive program three-year performance thresholds were not achieved as of December 31, 2017, resulting in the forfeiture of the associated performance-contingent awards

◾	2017 short-term incentive program performance goals were largely achieved, resulting in annual bonus payments at 98.6% of the target bonuses

✓	Competitive compensation and incentive program target opportunities for executives to continue to align their overall compensation with the market for executive talent

✓	Set our short-term incentive payout opportunities to provide high upside if performance goals are exceeded, while paying low or no bonus if goals are not achieved

✓	Granted long-term incentives to NEOs and other key contributors, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures

✓	No payment of excessive perquisites to any NEO or other key employee

✓	Double-trigger change-in-control provisions included in all employment agreements and long-term incentive award agreements

✓	Prohibition against re-pricing of equity incentive awards without stockholder approval under our 2015 Plan

✓	Stock Ownership and Retention Policy for NEOs and directors (5x base salary for CEO, 2x base salary for other NEOs, and 3x annual cash retainer for directors, increasing to 5x the annual cash retainer in February 2018)

✓	Compensation Recoupment Policy, or “clawback policy,” for NEOs and other key employees

✓	Prohibition against hedging and pledging, as set forth in our Code of Business Conduct and Ethics

✓	Compensation program governed by an independent Compensation Committee with input from an independent compensation consultant

Aligning Pay with Performance

We believe that a substantial portion of our executive officers’ compensation should be tied to their performance and the short- and long-term financial and operating results of our company.

We developed our long-term incentive program in 2014 in consultation with Veritas. In 2013, our Chief Executive Officer and the majority of our NEOs did not receive any long-term incentive awards. In addition, when we appointed a new Chief Executive Officer in late October 2014, he did not receive any long-term incentive awards until we finalized his employment agreement in 2015. As a result, the annualized total direct compensation of our Chief Executive Officers who were serving at the end of 2013 and 2014 was substantially below both the median of our peer group and our current Chief Executive Officer’s total direct compensation. We believe that the creation and evolution of our long-term incentive program since 2014 has been critical to our ability to link our executives’ pay with the performance of our company, to align our executives’ interests with those of our stockholders, and to remain competitive in the marketplace for executive talent.

Our executive compensation program now embodies our pay-for-performance philosophy and closely ties the interests of our key executives to those of our stockholders. We heavily weight our executive officers’ compensation in performance-based short- and long-term incentive awards that are designed to reward exceptional performance. The following table describes the program design for each element of our incentive-based pay in 2017.

Pay Elements	Program Design

Short-Term Incentive Program

• Consists entirely of performance-based awards:

◇  Metrics include net income from operations, average net finance receivables, net credit losses as a percentage of average net finance receivables, total net debt/EBITDA, total general and administrative expense percentage, and an analysis by our Compensation Committee of our executives’ execution against short-term strategic objectives

• Motivates our executives and brings total cash opportunities to competitive levels

• Significant upside opportunity for high performance, but with a challenging threshold

Long-Term Incentive Program

• Consists of performance-contingent RSUs, cash-settled performance units, and non-qualified stock options:

◇    Vesting of performance-contingent RSUs and cash-settled performance units is based primarily on the compound annual growth rates of net income and basic earnings per share, respectively, compared to our peer group over a three-year performance period

◇  Two-thirds of grant date fair value is in the form of performance-contingent awards

• Provides strong incentive to meet or exceed pre-established long-term financial goals that align with long-term stockholder interests, and is utilized to attract, retain, and motivate executive talent

The compensation packages of our Chief Executive Officer and our other NEOs are closely aligned with performance. The majority of compensation is variable and performance-based:

Chief Executive Officer Target Pay Mix	Other NEO Average Target Pay Mix

Note: The Chief Executive Officer target pay mix above is that of Mr. Knitzer, who joined Regional in 2016. It reflects his aggregate target pay mix for 2016 (partial year) and 2017. The Other NEO target pay mix set forth above is for our incumbent NEOs, Messrs. Thomas, Taggart, and Fisher, and our new Executive Vice President and Chief Operating Officer, Mr. Schachtel. For incumbent NEOs, we have used 2017 compensation data, and for Mr. Schachtel, we have used his aggregate target pay mix for 2017 (partial year) and 2018, as set forth in his employment agreement and more fully described below. The presentation excludes perquisites, which are an immaterial component of our executives’ compensation.

Results of Short- and Long-Term Incentive Programs

Our short-term incentive program provides our executives with the opportunity to earn performance-based annual cash awards pursuant to our Annual Incentive Plan (as amended, the “Annual Incentive Plan”). The achievement and payment of annual cash awards in 2017 was tied directly to our financial and operational performance, based primarily (85%) on clearly-defined, objective performance measures and, to a lesser extent (15%), on our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives. For 2017, our executive officers were paid 98.6% of their target annual bonuses under our Annual Incentive Plan as a result of our strong financial and operating results and the execution of certain key strategic objectives, including the successful completion of our transition to a new loan origination and servicing platform.

Our long-term incentive program provides for the delivery of long-term incentive awards through a combination of three award vehicles: (i) non-qualified stock options, (ii) performance-contingent RSUs, and (iii) cash-settled performance units. Vesting of each of the performance-contingent awards is subject to, among other things, the achievement of performance objectives over a three-year performance period that begins on January 1st of the grant year. The three-year performance period established under the 2015 long-term incentive program ended on December 31, 2017. The performance metrics for the performance-contingent RSUs and cash-settled performance units under the 2015 long-term incentive program were, respectively, cumulative EBITDA and cumulative basic net income per share over the performance period. In February 2018, as described in greater detail below, our Compensation Committee determined that we failed to meet the threshold performance goals set under the 2015 long-term incentive program, and as a result, no compensation was earned or paid pursuant to the 2015 performance-contingent RSUs or cash-settled performance units, and all shares associated with the performance-contingent RSUs were forfeited.

Stockholder Outreach and Engagement

Stockholder outreach is a central feature of our investor relations philosophy. We provide numerous opportunities for current and prospective stockholders to gain access to our management team through attendance at investor conferences, one-on-one in-person meetings, and telephone calls. Through these interactions, we are able to educate current and prospective investors about our company, learn about concerns of stockholders, and provide investors with a better understanding of our business model and philosophy. We also receive valuable feedback from investors on topics including strategy, corporate governance, and compensation, which the Board and management take into consideration in making future business and compensation decisions.

Since our 2017 annual meeting of stockholders, we reached out to institutional investors owning more than 60% of our outstanding common stock (as of September 30, 2017), specifically for the purpose of receiving their feedback regarding executive compensation practices and corporate governance matters. Based on the feedback received, we have made and will continue to make certain changes to our compensation and corporate governance practices and disclosures. For example, certain investors requested that we increase the percentage of independent directors on our Board and improve the gender diversity of our Board. In response, we added two new independent directors, including Maria Contreras-Sweet, and adopted a Board Diversity Policy. See “Board of Directors and Corporate Governance Matters – Board Diversity.” Independent directors now hold 75% of our Board seats. In addition, certain investors expressed concern that we had granted retention awards in consecutive years (2015 and 2016) to certain executives pursuant to our key employee retention program. In response, we did not grant any retention awards to executive officers in 2017.

In 2018 and beyond, we expect to continue our stockholder outreach, including by making ourselves available to hear stockholder feedback regarding executive compensation and corporate governance practices.

Compensation Objectives and Approaches

Compensation Program Objectives

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead our company and to create long-term stockholder value. The compensation packages for our executive officers for 2017 generally include a base salary, performance-based annual cash awards, service- and performance-based long-term incentive awards, and other benefits. Our current compensation program for our executive officers has been designed based on our view that each component of executive compensation should be set at levels that are necessary, within reasonable parameters, to successfully attract and retain skilled executives and that are fair and equitable in light of market practices.

Base salaries are intended to provide a minimum, fixed level of cash compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. The base salary element is meant to provide our executive officers with a stable income stream that is commensurate with their responsibilities and to compensate them for services rendered during the fiscal year.

Consistent with our pay-for-performance strategy, our performance-based annual cash incentive program is customized to achieve specific objectives, reward increased levels of operational success, and place emphasis on appropriate levels of performance measurement. The key goals addressed by our short-term incentive program include (1) achievement of short-term financial and operational objectives, (2) increased stockholder value, (3) motivation and attraction of key management talent, (4) rewarding key contributors for performance against established criteria, and (5) focusing on our pay-for-performance compensation strategy. Benefits earned under our short-term incentive program are paid under our Annual Incentive Plan, which was re-approved by our stockholders at our 2015 annual meeting of stockholders.

Our long-term incentive program, which includes non-qualified stock options, performance-contingent RSUs, and cash-settled performance units, operates in tandem with our short-term incentive program and is consistent with our pay-for-performance strategy. Performance-based long-term incentives and service-based option awards can provide significant benefits to both our employees and stockholders. These long-term incentives generally are intended to create (1) a strong sense of ownership, (2) focus on achievement of long-term, strategic business objectives, (3) an enhanced linkage between the interests of our executives and stockholders, (4) an enhanced relationship between pay and performance, and (5) an incentive to attract and retain superior employees. Long-term incentive program benefits are issued under our 2015 Long-Term Incentive Plan (the “2015 Plan”), which was approved by our stockholders at our 2015 annual meeting of stockholders and re-approved, as amended and restated, at our 2017 annual meeting of stockholders.

The discussion below includes a review of our compensation program for 2017 and a preview of certain aspects of our compensation program for 2018. Our NEOs for 2017 were:

Peter R. Knitzer	President and Chief Executive Officer

John D. Schachtel	Executive Vice President and Chief Operating Officer

Jody L. Anderson	Former President and Chief Operating Officer

Donald E. Thomas	Executive Vice President and Chief Financial Officer

Daniel J. Taggart	Senior Vice President and Chief Risk Officer

Brian J. Fisher	Senior Vice President, General Counsel, and Secretary

Compensation Determination Process

The Compensation Committee reviews and approves the compensation determinations for all of our executive officers. In setting an executive officer’s compensation package and the relative allocation among different types of compensation, we consider the nature of the position, the scope of associated responsibilities, the individual’s prior experience and skills, and the individual’s compensation expectations, as well as the compensation of our existing executive officers and our general impressions of prevailing conditions in the market for executive talent.

Engagement and Use of an Independent Compensation Consultant

The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants, to assist it with director and executive officer compensation determinations. The Compensation Committee has retained the services of Veritas Executive Compensation Consultants, an independent compensation consultant, since 2014 to ensure that our compensation practices are appropriate for our industry, to review and to make recommendations with respect to executive officer and director cash and equity compensation, and to update our peer group, in each case for the Compensation Committee’s use in setting compensation.

Veritas’ recommendations to the Compensation Committee were generally in the form of suggested ranges of compensation or descriptions of policies that Veritas currently considers “best practice” in our industry and for publicly-traded companies. The Compensation Committee used Veritas’ reports to further its understanding of executive officer cash and equity compensation practices in the market.

During 2017, Veritas worked only for the Compensation Committee and performed no additional services for us or any of our executive officers. The Compensation Committee Chair approved all work performed by Veritas. During 2017, the Compensation Committee and the Company did not use the services of any other compensation consultant. The Compensation Committee has also engaged Veritas in 2018 to provide similar services.

Our Compensation Committee has assessed the independence of Veritas, taking into account, among other things, the factors set forth in NYSE rules, and has concluded that no conflict of interest exists with respect to the work Veritas performed or performs for our Compensation Committee and that Veritas is independent under NYSE rules.

Establishment and Use of a Peer Group

We generally monitor compensation practices in the market where we compete for executive talent to obtain an overview of market practices and to ensure that we make informed decisions on executive pay packages. For 2017 compensation decisions, to obtain a sense of the market and a general understanding of current compensation practices, we reviewed the compensation awarded by a peer group of publicly-traded companies. In addition, as described in greater detail below, the vesting of certain of our executives’ long-term incentive awards is determined based upon our financial performance compared to the financial performance of our peer group over a three-year performance period.

At the outset of 2017, based upon prior peer group reviews conducted with the assistance of Veritas, our peer group consisted of the following companies:

• Aaron’s, Inc. • America’s Car-Mart, Inc. • Asta Funding, Inc. • Atlanticus Holdings Corp. • Consumer Portfolio Services, Inc. • Credit Acceptance Corp. • Encore Capital Group, Inc.	• EZCORP, Inc. • FBR & Co. • FirstCash, Inc. • Green Dot Corporation • JMP Group LLC • Marlin Business Services Corp. • NewStar Financial, Inc.	• Nicholas Financial, Inc. • OneMain Holdings, Inc. • PRA Group, Inc. • Rent-A-Center, Inc. • The J.G. Wentworth Company • World Acceptance Corporation

In the third and fourth quarters of 2017, with assistance from Veritas, we reviewed our peer group using a scorecard-based approach that involved applying several filters (e.g., strong financial health, positive shareholder standing, similar in size, similar in industry classification, presence of overlapping peers, identification as a peer by a proxy advisory firm) and selecting the most qualified peer companies from a broader list of candidates. Based on the evaluation, our Compensation Committee determined to remove Aaron’s, Inc., FBR & Co., Rent-A-Center, Inc., and The J.G. Wentworth Company from our peer group and to add Enova International, Inc., Capstead Mortgage Corporation, CYS Investments, Inc., On Deck Capital, Inc., and B. Riley Financial, Inc. to our peer group. As a result, our new peer group for 2018 consists of the following companies. As of the time that the Compensation Committee approved our new peer group, we were in the 47th percentile of the peer group based on revenue.

• America’s Car-Mart, Inc. • Asta Funding, Inc. • Atlanticus Holdings Corp. • B. Riley Financial, Inc. • Capstead Mortgage Corporation • Consumer Portfolio Services, Inc. • Credit Acceptance Corp.	• CYS Investments, Inc. • Encore Capital Group, Inc. • Enova International, Inc. • EZCORP, Inc. • FirstCash, Inc. • Green Dot Corporation • JMP Group LLC	• Marlin Business Services Corp. • NewStar Financial, Inc. • Nicholas Financial, Inc. • On Deck Capital, Inc. • OneMain Holdings, Inc. • PRA Group, Inc. • World Acceptance Corporation

Proxy advisory firms Institutional Shareholder Services, Inc. and/or Glass, Lewis & Co. have identified 18 of these companies (or 85% of our total peer group) as peers of Regional. These companies are largely within the consumer finance or specialty finance industries, are similar in size and/or scope to Regional, and/or are companies that Regional competes against for products, services, and human capital. Some companies included in our peer group will meet some, but not all, of these criteria. For example, OneMain Holdings, Inc. (doing business as OneMain Financial) is larger than us, but it competes directly with us in the consumer finance industry both for customers and for human capital. In fact, two of our executive officers were previously employed by OneMain. As a result, despite being a larger company, we believe it is important to include OneMain in our peer group to ensure that we maintain awareness of our direct competition, which will assist in our efforts to retain talented executives and other employees. However, in setting compensation levels for our executive officers, as noted below, our Compensation Committee remains cognizant that OneMain and certain other of our peer companies are larger than us.

Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries and performance-based short- and long-term incentive compensation of our executive officers should be set at levels which are competitive with our peer group companies of comparable size, although we do not target any specific pay percentile for our executive officers. The peer group is used more as a general guide, being mindful of the following:

•	Appropriate base salaries for our executive officers should generally be in line with those paid by peer group companies of comparable size.

•	Performance-based short- and long-term incentive awards should reward exceptional performance, which can result in overall compensation that can exceed those of peer group companies of comparable size.

•	Total compensation for executive officers may approach the higher end of the compensation at such peer group companies of comparable size, but only if high levels of short- and long-term performance are reached.

Elements of Compensation

Each executive officer is eligible to receive a balance of variable and fixed compensation. The following table describes the various forms of compensation:

Pay Elements	Component(s)	Rationale for Form of Compensation

Base Salary	• Cash	• To attract and retain executive talent • To provide a fixed base of compensation generally aligned to peer group levels

Short-Term Incentive	• Performance-based annual cash bonus

•  To drive the achievement of key business results on an annual basis

•  To recognize individual executives based on their specific and measurable contributions

•  To structure a meaningful amount of at-risk, performance-based annual compensation

Long-Term Incentive	• Performance-based long-term incentives: ◇ Performance-contingent RSUs ◇ Cash-settled performance units • Service-based long-term incentives: ◇ Non-qualified stock options

•  To drive the sustainable achievement of key long-term business results

•  To align the interests of executives with stockholders

•  To structure a meaningful amount of at-risk, performance-based long-term compensation

•  To attract, retain, and motivate executive talent

Base Salary

Annual base salaries are established on the basis of market conditions at the time we hire an executive, as well as by taking into account the particular executive’s level of qualifications and experience. The Compensation Committee reviews the base salaries of our executive officers annually, and any subsequent modifications to annual base salaries are made in consideration of the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers, the individual performance of each executive officer, and any significant changes in market conditions. We do not apply specific formulas to determine increases.

The Compensation Committee approved executive officer annual base salaries for 2017 and 2018 as described in the following table.

Name	2017 Base Salary	2018 Base Salary
Peter R. Knitzer, President and Chief Executive Officer	$530,000	$550,000
John D. Schachtel, Executive Vice President and Chief Operating Officer	$350,000	$360,000
Jody L. Anderson Former President and Chief Operating Officer	$345,000	N/A
Donald E. Thomas, Executive Vice President and Chief Financial Officer	$342,000	$355,000
Daniel J. Taggart, Senior Vice President and Chief Risk Officer	$318,000	$330,000
Brian J. Fisher, Senior Vice President, General Counsel, and Secretary	$240,000	$300,000

Annual base salaries are pro-rated for any partial year. In February 2018, in recognition of his performance and service to our company, the Board promoted Mr. Fisher from Vice President to Senior Vice President and increased his base salary accordingly. Following the increase, Mr. Fisher’s base salary remains below the 25th percentile relative to 5th-ranked NEOs in our peer group. Our

Compensation Committee believes that it has set base salaries at appropriate levels to attract and retain effective executives and that base salaries, when combined with short- and long-term incentives, are an important component of a holistic compensation approach.

Performance-Based Annual Cash Awards

Our annual incentive program is designed to drive achievement of annual corporate goals, including key financial and operating results and strategic goals that create long-term stockholder value. Our executive officers are eligible for performance-based annual cash awards linked to performance targets set by our Compensation Committee.

Components of Annual Incentive Program

The awards for 2017 were based primarily (85%) on our performance with respect to the metrics in the following table. The metrics in the table below drive the overall performance of our business from year to year and are elements of our historical financial success.

Performance Metric	What it Measures	Rationale for Metric

Net Income from Operations	Profitability

•  Measures the effectiveness of our management team’s execution of our strategic and operational plans

•  Reflects business variables and factors that are within management’s control or influenced by decisions made by executives

Average Net Finance Receivables	Loan growth	• We seek to continually grow our business on a consistent and sound basis • We establish annual growth objectives for our management team for loans that we originate and service

Net Credit Losses as a Percentage of Average Net Finance Receivables	Loan portfolio control

•  Measures the control our management team exerts on our loan portfolio

•  It is ultimately a measure of the quality of underwriting policies and decisions and the effectiveness of collection efforts

•  We guide our management team to specific aggregate net credit loss goals each year that, combined with our average finance receivables measure, attempt to balance attractive growth with effective portfolio control

Total Net Debt / EBITDA	Leverage ratio	• Measures reliance on our credit facilities to produce cash flow • Holds management accountable for the responsible use of credit to fund our business

Total General and Administrative Expense Percentage	Expense control	• Measures the effectiveness with which our management team utilizes our corporate resources and minimizes our corporate expenses

Note: We calculate EBITDA as consolidated net income from operations before interest expense, income taxes, depreciation, and amortization, each as calculated in accordance with GAAP and as set forth in our audited financial statements.

Our 2017 annual incentive awards were based to a lesser extent (15%) on our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives. In light of ongoing, significant strategic projects and initiatives, our Compensation Committee believes it is important to appropriately incentivize the achievement of strategic objectives (which often cannot be measured quantitatively) by linking their achievement (and the quality thereof) to our executives’ compensation. For 2017, the Compensation Committee identified the successful implementation of and transition to a new loan origination and servicing platform as our executive team’s primary short-term strategic objective.

Annual Incentive Program Performance Targets, Results, and Payouts

The following table provides for 2017 detail regarding the threshold and target levels of performance set by the Compensation Committee for each performance metric, the weighting applied to each metric, our actual annual performance pursuant to each metric, and the percentage payout for each metric and in total. A threshold level of performance must be exceeded in order to earn any award, and each executive is eligible to earn up to 150% of his target award based upon the achievement of the performance goals established by the Compensation Committee.

Performance Metric	Threshold Performance	Target Performance	Actual Performance	Percentage Weight	Percentage Payout
Net Income from Operations	$19,866,782	$28,381,117	$29,963,525	30.0%	29.6%
Average Net Finance Receivables	$682,053,188	$757,836,875	$744,200,456	20.0%	18.2%
Net Credit Losses Percentage	10.30%	8.96%	9.36%	15.0%	12.7%
Total Debt / EBITDA	8.10x	6.75x	7.24x	10.0%	9.7%
Total G&A Expense Percentage	51.76%	48.15%	48.06%	10.0%	10.4%
Achievement of Strategic Objectives	N/A	N/A	N/A	15.0%	18.0%

				100.0%	98.6%

Note: In calculating the percentage payout, the Compensation Committee adjusted actual results to account for certain unbudgeted tax benefits and the impact of the 2017 hurricane events. Had the Compensation Committee not made such adjustments, the total percentage payout would have been higher (101.4% of target).

As described above, 15% of the total annual incentive program award opportunity is linked to our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives. For 2016, our Compensation Committee elected not to pay any portion of this award opportunity to our executive officers primarily due to the status as of the end of 2016 of our company’s efforts to implement and transition to a new loan origination and servicing platform. By contrast, for 2017, our Compensation Committee elected to pay 120% of this award opportunity in recognition of our company’s outstanding execution of its short-term strategic objectives, including the implementation of the new loan origination and servicing platform in each of our branches, the diversification of our funding sources, and the continued improvements to our compliance management system and enterprise risk management efforts.

Target annual incentive levels and actual performance-based annual cash awards for each of our NEOs for fiscal 2017 are detailed below, based upon the 98.6% performance achievement detailed above.

Name	2017 Eligible Base Salary	2017 Target Incentive as Percentage of Salary	Target Award	Actual Award
Peter R. Knitzer	$530,000	100%	$530,000	$522,580
John D. Schachtel	$207,123	100%	$207,123	$204,224
Jody L. Anderson	$127,603	100%	$127,603	$125,816
Donald E. Thomas	$342,000	100%	$342,000	$337,212
Daniel J. Taggart	$318,000	100%	$318,000	$313,548
Brian J. Fisher	$240,000	100%	$240,000	$236,640

Note: Mr. Anderson’s employment terminated on May 15, 2017, and Mr. Schachtel’s employment commenced on May 30, 2017. Therefore, their base salaries and target award opportunities were pro-rated.

The target award percentages described above were determined by the Compensation Committee and are calibrated so that the total compensation opportunity for each executive officer is commensurate with that executive’s role and responsibilities with us. If an executive voluntarily terminates his employment during the performance year, he becomes ineligible to receive payment of a performance-based annual cash award.

Annual Incentive Program Opportunities in 2018

Our annual incentive program in 2018 will be structured in a manner similar to the 2017 program. Target 2018 incentive levels for each of our executive officers, as established by our Compensation Committee, are described in the table below.

Name	2018 Base Salary	2018 Target Incentive as Percentage of Salary	Target Award
Peter R. Knitzer	$550,000	100%	$550,000
John D. Schachtel	$360,000	100%	$360,000
Donald E. Thomas	$355,000	100%	$355,000
Daniel J. Taggart	$330,000	100%	$330,000
Brian J. Fisher	$300,000	100%	$300,000

Our Compensation Committee believes that our short-term incentive program is effective in motivating our executives to achieve short-term financial and operational objectives, in furtherance of our pay-for-performance compensation strategy.

Long-Term Incentive Awards

Our long-term incentive award grants are intended to directly align the interests of our executive officers with those of our stockholders, to give our executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment and retention of key executive talent necessary to ensure our continued success.

Components of Long-Term Incentive Program; Participation by NEOs

In 2014, we developed and implemented a “refreshed” long-term incentive program with assistance from Veritas. Our current long-term incentive program provides for the delivery of long-term incentive awards through a combination of three award vehicles: (i) non-qualified stock options, (ii) performance-contingent RSUs, and (iii) cash-settled performance units. Vesting of each of the performance-contingent awards is subject to, among other things, the achievement of performance objectives over a three-year performance period that begins on January 1st of the grant year. Long-term incentive awards are scheduled to occur in the first quarter of each year.

In 2017, as part of the long-term incentive program, we granted the following awards in the first quarter of 2017 to Messrs. Knitzer, Anderson, Thomas, Taggart, Fisher, and other key employees:

LTI Vehicle	Principal Performance Metric	Performance Period	Weighting	Recipients
Non-Qualified Stock Options	Built-in metric of stock price growth	N/A – Options vest in equal installments on December 31, 2017, 2018, and 2019, subject to continued employment	One-third of total target award	Executive officers and several other key C-suite employees

Performance-Contingent Restricted Stock Units	Compound annual growth rate of net income compared to a peer group	Three years, from January 1, 2017 through December 31, 2019	One-third of total target award	Executive officers and several other key C-suite employees
Cash-Settled Performance Units	Compound annual growth rate of basic earnings per share compared to a peer group	Three years, from January 1, 2017 through December 31, 2019	One-third of total target award	Executive officers and several other key C-suite employees

Vesting of the performance-contingent RSUs and cash-settled performance units is based primarily (90%) upon our performance over the three-year performance period compared to our peer group, as described in the table below. Failure to meet the threshold level of performance results in the forfeiture of the associated award.

LTI Vehicle	Principal Performance Metric	Performance Level	Required Performance	Percentage of Target Award Earned and Vested
Performance- Contingent Restricted Stock Units	Compound annual growth rate of net income compared to our peer group for the period from January 1, 2017 through December 31, 2019	Threshold Performance	Meets or Exceeds Peer Group Performance at the 50th Percentile	50%
		Target Performance	Meets or Exceeds Peer Group Performance at the 60th Percentile	100%
		Maximum Performance	Meets or Exceeds Peer Group Performance at the 75th Percentile	150%
Cash-Settled Performance Units	Compound annual growth rate of basic earnings per share compared to our peer group for the period from January 1, 2017 through December 31, 2019	Threshold Performance	Meets or Exceeds Peer Group Performance at the 50th Percentile	50%
		Target Performance	Meets or Exceeds Peer Group Performance at the 60th Percentile	100%
		Maximum Performance	Meets or Exceeds Peer Group Performance at the 75th Percentile	150%

To a lesser extent (10%), vesting of the performance-contingent RSUs and cash-settled performance units is based on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same performance period. In light of ongoing, significant strategic projects and initiatives, our Compensation Committee believes it is important to appropriately incentivize the achievement of strategic objectives (which often cannot be measured quantitatively) by linking their achievement (and the quality thereof) to our executives’ compensation. Our long-term incentive program in 2018 is structured in a manner similar to the 2017 program described above.

Mr. Schachtel became our Executive Vice President and Chief Operating Officer effective as of May 30, 2017. Mr. Schachtel’s employment agreement establishes his aggregate long-term incentive compensation opportunity level for 2017 and 2018, and provides that he will be granted long-term incentive award opportunities through a combination of the three award vehicles described above—non-qualified stock options, performance-contingent RSUs, and cash-settled performance units. The aggregate grant date target value of Mr. Schachtel’s 2017 and 2018 long-term incentive compensation opportunities is $850,000 (calculated as approximately $525,000 per year on an annualized basis for the period commencing on Mr. Schachtel’s first day of employment, May 30, 2017, through the end of 2018).

Mr. Schachtel’s long-term incentive compensation for 2017 and 2018 is split among non-qualified stock options, performance-contingent RSUs, and cash-settled performance units having a grant date target value of $300,000, $275,000, and $275,000, respectively. Because Mr. Schachtel’s employment commenced more than 90 days after the beginning of the performance period associated with the performance-contingent RSUs and cash-settled performance units that we granted under our 2017 long-term incentive program, Mr. Schachtel’s participation in the 2017 program with respect to performance-contingent RSUs and cash-settled performance units would have resulted in the payment of compensation (if any) that would not have qualified for the performance-based compensation exemption available pursuant to Code Section 162(m). Therefore, in an effort to preserve, to the extent practicable, the future tax deductibility of Mr. Schachtel’s compensation, the Compensation Committee approved Mr. Schachtel’s non-qualified stock option award with a grant date of May 30, 2017, the date he commenced employment, and determined that the award of Mr. Schachtel’s performance-contingent RSUs and cash-settled performance units should occur as part of the 2018 long-term incentive program.

Long-Term Incentive Award Levels in 2017 and 2018

For 2017 and 2018, the grant date target values for awards granted to our NEOs are detailed in the following tables. For the performance-contingent RSUs and cash-settled performance units, a threshold level of performance must be exceeded for the awards to have any value, and participants are eligible to earn up to 150% of their target award based upon the achievement of the performance goals established by the Compensation Committee. For the non-qualified stock options, our stock price must exceed the exercise price (which is set at our closing stock price on the grant date) for the options to have any value.

Name	2017 Target Grant Date Value
	Total	Performance- Contingent RSUs	Cash-Settled Performance Units	Non-Qualified Stock Options
Peter R. Knitzer	$1,900,000	$950,000	$950,000	N/A
John D. Schachtel	$300,000	N/A	N/A	$300,000
Jody L. Anderson	$517,500	$172,500	$172,500	$172,500
Donald E. Thomas	$513,000	$171,000	$171,000	$171,000
Daniel J. Taggart	$318,000	$106,000	$106,000	$106,000
Brian J. Fisher	$240,000	$80,000	$80,000	$80,000

Name	2018 Target Grant Date Value
	Total	Performance- Contingent RSUs	Cash-Settled Performance Units	Non-Qualified Stock Options
Peter R. Knitzer	$2,200,000	$733,333	$733,333	$733,334
John D. Schachtel	$550,000	$275,000	$275,000	N/A
Donald E. Thomas	$532,500	$177,500	$177,500	$177,500
Daniel J. Taggart	$330,000	$110,000	$110,000	$110,000
Brian J. Fisher	$300,000	$100,000	$100,000	$100,000

Note: The number of shares subject to the performance-contingent RSU awards is determined by dividing the value of the award by the closing price per share of common stock on the grant date (rounded down to the nearest whole share). The number of shares subject to the non-qualified stock option awards is determined by dividing the value of the award by the fair value per share of common stock on the grant date calculated using the Black-Scholes valuation model (rounded down to the nearest whole share).

Mr. Anderson’s employment terminated on May 15, 2017. As a result, in accordance with the award agreements associated with Mr. Anderson’s 2017 long-term incentive awards, he remains eligible to vest in only a pro-rata portion of the performance-contingent RSUs and cash-settled performance units, subject to our performance over the three-year performance period. In addition, effective as of his termination date, Mr. Anderson vested in a pro-rata portion of the shares subject to the non-qualified stock option award and forfeited the balance of the unvested shares.

Our Compensation Committee believes that our long-term incentive program furthers our pay-for-performance objectives, creates a compelling recruitment and retention tool, appropriately focuses our executives on the achievement of long-term financial and business goals, and strengthens the alignment of our executives’ interests with those of our stockholders.

2015 Long-Term Incentive Program Performance Targets, Results, and Payouts

In 2015, we made awards to our then-current executive officers of non-qualified stock options, performance-contingent RSUs, and cash-settled performance units. Messrs. Anderson, Thomas, Taggart, and Fisher were employed by us in 2015 and participated in the 2015 long-term incentive program.

The three-year performance period established under the 2015 long-term incentive program ended on December 31, 2017. The performance metrics for the performance-contingent RSUs and cash-settled performance units under the 2015 long-term incentive program were cumulative EBITDA and cumulative basic net income per share over the performance period, respectively, with threshold and target performance goals established at the following levels:

	EBITDA (in thousands)	Basic Net Income Per Share
Threshold Performance Goal	$199,698	$6.46
Target Performance Goal	$249,623	$8.07

2015 Actual Results	$57,791	$1.82
2016 Actual Results	$63,814	$2.03
2017 Actual Results	$69,722	$2.59
Cumulative Results	$191,327	$6.44

Amount Short of Threshold Goal	$8,371	$0.02
Payout	0.00%	0.00%

Note: We calculate cumulative EBITDA as consolidated net income from operations before interest expense, income taxes, depreciation, and amortization during the three-year performance period, each as calculated in accordance with GAAP and as set forth in our audited financial statements.

In February 2018, the Compensation Committee determined that we failed to meet the threshold performance goals set under the 2015 long-term incentive program. Actual results are set forth in the table above. As a result, no compensation was earned or paid pursuant to the 2015 performance-contingent RSUs or cash-settled performance units, and all shares associated with the performance-contingent RSUs were forfeited.

Key Employee Retention Program

In 2014, even when including the increased target value of the short- and long-term incentive awards, total compensation levels for our executive officers were below the median of our peer group. Further, the difficulties we faced in 2014 resulted in a significant deficit in terms of realized compensation. As a result, in 2015, our Compensation Committee, in consultation with Veritas, determined to implement a key employee retention program as an incentive and retention vehicle for certain critical executives.

Pursuant to the key employee retention program, the Compensation Committee granted the following awards to executive officers in 2015: (i) non-qualified stock options, which are subject to the terms of the Regional Management Corp. 2011 Stock Incentive Plan (as amended, the “2011 Plan”), and (ii) a cash retention award. The Compensation Committee granted Messrs. Anderson, Thomas, and Fisher non-qualified stock options to purchase 8,700 shares, 32,500 shares, and 11,500 shares, respectively, of our common stock. The options vested in three equal installments on each of December 31, 2015, 2016, and 2017 (subject to proration, in the case of Mr. Anderson). In addition, the Compensation Committee granted Mr. Fisher a cash retention award of $25,000, which was paid as follows: 25% on or about 180 days following the date of the retention award; 25% on or about 360 days following the date of the retention award; and 50% on or about 540 days following the date of the retention award.

In March 2016, the Compensation Committee elected to continue the key employee retention program with grants of the following awards to certain executive officers: (i) RSAs, which are subject to the terms of the 2015 Plan, and (ii) cash retention awards. The Compensation Committee granted Messrs. Thomas and Fisher 5,854 shares and 4,391 shares, respectively, of restricted common stock. The restricted stock vested on September 29, 2017. In addition, the Compensation Committee granted Messrs. Thomas and Fisher cash retention awards of $100,000 and $75,000, respectively, one-third of which was paid on each of the six-month, 12-month, and 18-month anniversaries of the grant date.

We did not grant any retention awards to our executive officers in 2017.

Perquisites

We also provide various other limited perquisites and other personal benefits to our executive officers that are intended to be part of a competitive compensation program. For 2017, these benefits included:

•	The ability to participate in a comprehensive voluntary annual health screening;

•	Monthly automobile allowances of $1,150 to Messrs. Anderson and Thomas;

•	Payment of Mr. Knitzer’s and Mr. Schachtel’s travel expenses to and from their out-of-state personal residences;

•	Mobile phone allowance payments to Messrs. Knitzer, Schachtel, Thomas, and Taggart; and

•	Reimbursement of attorney fees to Messrs. Schachtel and Taggart in connection with the negotiation of their employment agreements.

The Compensation Committee believes that these benefits are comparable to those offered by other companies that compete with us for executive talent and are consistent with our overall compensation program. Perquisites are not a material part of our compensation program.

We also offer our executive officers benefits that are generally available to all of our employees, including 401(k) plan matching contributions, health insurance, disability insurance, dental insurance, vision insurance, life insurance, paid time off, and the reimbursement of qualified business expenses. In 2018, we will also provide our executives with supplemental disability insurance that is intended, in part, to insure against our severance obligations in the event of a disability termination under an executive’s employment agreement.

Other Compensation Policies, Practices, and Matters

Stock Ownership and Retention Policy

In 2014, Regional adopted a Stock Ownership and Retention Policy. The Compensation Committee believes that significant ownership of common stock by our executives and directors directly aligns their interests with those of our stockholders and also helps balance the incentives for risk-taking inherent in equity-based awards made to executives. Under the policy, executives and directors are subject to the following ownership guidelines:

Covered Person	Ownership Guideline
Chief Executive Officer	5x annual base salary
Other covered employees (including NEOs)	2x annual base salary
Directors	5x annual cash retainer

In February 2018, our Compensation Committee increased our director stock ownership requirement from 3x to 5x the annual cash retainer, placing the ownership requirement in the 90th percentile of our peer group. Persons covered by the policy are expected to utilize grants under equity compensation plans to reach the levels of ownership expected by the policy. The policy also incorporates a retention element requiring such persons to retain 50% of the net shares resulting from the vesting or exercise of equity awards to obtain the required ownership under the policy.

Clawback Policy

In 2014, Regional also adopted a Compensation Recoupment Policy, or “clawback policy.” Under the clawback policy, the Chief Executive Officer, the Chief Financial Officer, any other person who is an executive officer, the Chief Accounting Officer, and such other persons (each, a “Covered Person”) as may be determined by the Board or the Compensation Committee (the “Administrator”), may be required to return to us and/or forfeit all or a portion of any cash-based incentive compensation and/or equity-based incentive compensation received by such Covered Person.

Such a return or forfeit is required, unless the Administrator determines otherwise, if (i) compensation is received based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such person was entitled and the restatement is based in whole or in part on the misconduct of the Covered Person, (ii) such compensation was received by the Covered Person and the Administrator determines that such person has violated a non-competition, non-solicitation, confidentiality, or other restrictive covenant applicable to such person, or (iii) recoupment is otherwise required under applicable law.

Prohibition Against Hedging and Pledging

As stated in our Code of Conduct, directors, officers, and employees may not engage in activities that are designed to profit from trading activity or hedge against decreases in the value of our securities. This includes purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, and exchange traded funds, which is designed to hedge or offset any risk of decrease in the market value of our common stock. These prohibitions apply regardless of whether the equity securities have been granted to the directors, executive officers, or other employees as part of their compensation or are held, directly or indirectly, by such persons.

No Excise Tax Gross-Ups

We did not provide any of our executive officers with a “gross-up” or other reimbursement payment for any tax liability that he might owe as a result of the application of Code Sections 280G, 4999, or 409A during 2017, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Deductibility of Executive Compensation

Code Section 162(m) limits our ability to deduct for tax purposes compensation over $1,000,000 to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year, unless, in general and under certain circumstances, the compensation is paid pursuant to a plan that is performance related, non-discretionary, and has been approved by our stockholders. The Compensation Committee will review and consider the deductibility of executive compensation under Code Section 162(m) and may authorize certain payments that will be in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain, and reward executives responsible for our success. While mindful of the benefit to us of the full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Code Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives, which the Compensation Committee believes aligns our executive officers’ interests with our stockholders’ interests, and thus is in the best interests of our stockholders.

As part of the United States tax reform legislation enacted on December 22, 2017, the exemption from Code Section 162(m)’s deduction limitation for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to certain of our executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Compensation Committee’s efforts to preserve the deductibility of compensation under Code Section 162(m), because of ambiguities and uncertainties as to the application and interpretation of Code Section 162(m) and related Treasury regulations under the tax reform legislation, including the uncertain scope of the transition relief, no assurance can be given that any compensation will satisfy the requirements for deductibility under Code Section 162(m). The Compensation Committee reserves the right to modify compensation that was initially intended to be deductible under Code Section 162(m) if it determines that such modifications are consistent with our business needs.

Payments Upon Termination and Change-in-Control

As described above, Mr. Anderson’s employment terminated effective May 15, 2017. We subsequently entered into a separation agreement with Mr. Anderson, the terms of which are described below under “Summary of Employment Arrangements with Executive Officers – Agreements with Former Executive Officer.” Pursuant to the terms of each of their employment agreements and certain long-term incentive award agreements, our other NEOs are entitled to certain benefits upon the termination of their employment with us, the terms of which are described below under “Summary of Employment Arrangements with Executive Officers – Employment Agreements with Current Executive Officers” and “Summary of Employment Arrangements with Executive Officers – Potential Payments Upon Termination or Change-in-Control.”

CEO Pay Ratio

We are not required to disclose the ratio of the annual total compensation of our CEO and the median of the annual total compensation of all of our employees (commonly known as “pay ratio disclosure”) under applicable SEC rules because we only ceased to be an emerging growth company under the Jumpstart Our Business Startups Act at the outset of our fiscal year beginning on January 1, 2018. We will provide the pay ratio disclosure when first required in our proxy statement for our 2019 Annual Meeting.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation programs for all employees and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. We believe that our compensation programs reflect an appropriate mix of compensation elements and balance current and long-term performance objectives, cash and equity compensation, and risks and rewards. During 2017, the Compensation Committee reviewed our compensation policies and practices for all employees, including our NEOs, particularly as they relate to risk management practices and risk-taking incentives. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies.

Based on this review, the Compensation Committee believes that our compensation programs do not encourage excessive risk but instead encourage behaviors that support sustainable value creation. The following features of our executive compensation program illustrate this point.

•	Review by Independent Compensation Consultant. Our executive compensation programs have been designed and reviewed by an independent compensation consultant.

•	Compensation Committee Oversight. Our executive compensation programs are regularly reviewed and overseen by an independent Compensation Committee that retains the discretion to reduce compensation based on corporate and individual performance and other factors.

•	Mix of Incentives. Our compensation programs provide an appropriate mix of short-term and long-term incentives, as well as cash and equity opportunities.

•	Mix of Performance Metrics. The performance metrics associated with our incentive programs incorporate a variety of drivers of the business over both annual and three-year time horizons.

•	Strong Link to Stockholder Interests. Equity components and long-term performance metrics create a strong alignment between our executives’ interests and our stockholders’ interests. Because long-term incentives typically vest over a three-year period, our executives will always have unvested awards that could decrease in value if our business is not well-managed for the long term.

•	Alignment with Annual Plan and Long-Term Strategic Plan. Performance metrics in our short- and long-term incentive programs are aligned with both our annual budget and our long-term strategic plan.

•	Appropriate Policies. We have adopted a “clawback” policy, a stock ownership and retention policy, and prohibitions against hedging and pledging, thereby creating additional protections for the Company and encouraging an alignment of our executives’ and stockholders’ interests.

•	Field Incentive Plan. Our operations field incentive plan is focused on growth, control, and profit—the three primary drivers of success in our branches. This creates appropriate alignment of employee incentive opportunities with company goals.

•	Administration and Disclosure. Administrative procedures, communication, and disclosure processes closely align with “best practices.”

•	Securities Trading Policy. Officers must obtain permission from the General Counsel before the purchase or sale of any shares, even during an open trading period.

Based on the factors above, we believe that our NEOs and other employees are encouraged to manage our company in a prudent manner and that our incentive programs are not designed to encourage our NEOs or other employees to take excessive risks or risks that are inconsistent with the Company’s and our stockholders’ best interests. In addition, we have in place various controls and management processes that help mitigate the potential for incentive compensation plans to materially and adversely affect the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based upon such review, the related discussions, and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 through incorporation by reference to this Proxy Statement.

Members of the Compensation Committee:

Steven J. Freiberg (Chair)

Roel C. Campos

Carlos Palomares

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate the Compensation Committee report by reference therein.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all employment capacities during the fiscal years ended December 31, 2017, 2016, and 2015.

Name and Principal Position(1)	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Peter R. Knitzer,(2)	2017	530,000	—	949,985	—	522,580	42,552	2,045,117
President and Chief Executive Officer	2016	221,557	—	—	949,997	221,557	30,114	1,423,225
	2015	—	—	—	—	—	—	—
John D. Schachtel,	2017	207,123	—	—	299,994	204,224	21,239	732,580
Executive Vice President and Chief Operating Officer	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—
Jody L. Anderson,	2017	127,603	—	172,494	172,493	125,816	178,350	776,756
Former President and Chief Operating Officer	2016	335,000	—	167,486	167,500	252,528	27,140	949,654
	2015	325,000	—	199,995	63,473	291,635	76,017	956,120
Donald E. Thomas,	2017	342,000	66,667	170,994	170,995	337,212	24,900	1,112,768
Executive Vice President and Chief Financial Officer	2016	332,000	33,333	265,970	165,998	250,267	27,250	1,074,818
	2015	321,391	—	160,687	397,810	288,396	24,400	1,192,684
Daniel J. Taggart,	2017	318,000	—	105,987	105,998	313,548	8,810	852,343
Senior Vice President and Chief Risk Officer	2016	308,000	—	102,651	102,661	232,175	900	746,387
	2015	296,712	—	99,990	99,993	266,251	900	763,846
Brian J. Fisher,	2017	240,000	50,000	80,000	79,994	236,640	10,800	697,434
Senior Vice President, General Counsel, and Secretary	2016	230,000	43,750	170,817	95,826	104,026	12,390	656,809
	2015	220,000	6,250	91,657	175,563	118,449	9,999	621,918

(1)	Messrs. Knitzer, Schachtel, Anderson, Thomas, Taggart, and Fisher commenced employment effective as of August 1, 2016, May 30, 2017, October 1, 2014, January 2, 2013, January 5, 2015, and January 14, 2013, respectively. Mr. Anderson’s employment terminated on May 15, 2017.

(2)	Immediately prior to his appointment as our Chief Executive Officer, Mr. Knitzer served as a non-employee director on our Board, a role in which he had served since his initial appointment in July 2015. The table above reflects the compensation paid to Mr. Knitzer in his capacity as our Chief Executive Officer. Following the effectiveness of his appointment as our Chief Executive Officer, Mr. Knitzer was no longer entitled to receive separate compensation for his service on the Board.

(3)	The amounts represent annual base salaries, pro-rated for any partial year. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Base Salary.”

(4)	For 2017, the amounts represent installment payments totaling two-thirds of cash retention awards granted to Mr. Thomas and Mr. Fisher in 2016 pursuant to our key employee retention program.

For 2016, the amounts represent one-third installment payments of cash retention awards granted to Mr. Thomas and Mr. Fisher in 2016 pursuant to our key employee retention program, and installment payments totaling three-quarters of a cash retention award granted to Mr. Fisher in 2015 pursuant to our key employee retention program.

For 2015, the amount represents a one-quarter installment payment of a cash retention award granted to Mr. Fisher in 2015 pursuant to our key employee retention program.

For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Key Employee Retention Program.”

(5)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 15 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

In 2017, Messrs. Knitzer, Anderson, Thomas, Taggart, and Fisher were granted performance-contingent RSUs having the following grant date fair values: Mr. Knitzer, $949,985; Mr. Anderson, $172,494; Mr. Thomas, $170,994; Mr. Taggart, $105,987; and Mr. Fisher, $80,000 (and a maximum potential value of $1,424,967; $258,731; $256,492; $158,980; and $120,000, respectively). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based primarily (90%) on our compound annual growth rate of net income compared to our peer group over the performance period, January 1, 2017 through December 31, 2019, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period.

In 2016, Messrs. Anderson, Thomas, Taggart, and Fisher were granted performance-contingent RSUs having the following grant date fair values: Mr. Anderson, $167,486; Mr. Thomas, $165,983; Mr. Taggart, $102,651; and Mr. Fisher, $95,819 (and a maximum potential value of $251,230; $248,975; $153,976; and $143,728, respectively). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based primarily (90%) on our compound annual growth rate of net income compared to our peer group over the performance period, January 1, 2016 through December 31, 2018, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. In addition, Mr. Thomas and Mr. Fisher each were granted a service-based RSA with grant date fair values of $99,986 and $74,998, respectively. The RSAs vested on September 29, 2017.

In 2015, Messrs. Anderson, Thomas, Taggart, and Fisher were granted performance-contingent RSUs having the following grant date fair values: Mr. Anderson, $199,995; Mr. Thomas, $160,687; Mr. Taggart, $99,990; and Mr. Fisher, $91,657 (and a maximum potential value of $299,986; $241,030; $149,978; and $137,485, respectively). The actual number of RSUs, if any, that may have been earned ranged from 0% to 150% of the target number of units, based on achievement of cumulative EBITDA over the performance period, January 1, 2015 through December 31, 2017. In February 2018, our Compensation Committee determined that we did not achieve the three-year cumulative EBITDA performance thresholds, resulting in the forfeiture of the associated 2015 performance-contingent RSUs.

In each case, the performance-contingent RSUs are subject to further terms and conditions, including as to vesting, as set forth in an award agreement. As a result of his termination, Mr. Anderson remains eligible to vest in only a pro-rata portion of each of his performance-contingent RSUs, subject to our performance over the three-year performance period. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards,” “Compensation Discussion and Analysis – Elements of Compensation – Key Employee Retention Program,” and “Summary of Employment Arrangements with Executive Officers – Potential Payments Upon Termination or Change-in-Control.”

(6)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 15 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

For 2017, the option awards granted pursuant to our long-term incentive program on March 15, 2017 to Messrs. Anderson, Thomas, Taggart, and Fisher vest in three equal installments on each of December 31, 2017, 2018, and 2019. The option award granted pursuant to our long-term incentive program on May 30, 2017 to Mr. Schachtel vests on December 31, 2017 (20%), December 31, 2018 (40%), and December 31, 2019 (40%).

For 2016, the option awards granted pursuant to our long-term incentive program on March 29, 2016 to Messrs. Anderson, Thomas, Taggart, and Fisher vest in three equal installments on each of December 31, 2016, 2017, and 2018. The option award granted pursuant to our long-term incentive program on August 1, 2016 to Mr. Knitzer vests on December 31, 2016 (20%), December 31, 2017 (40%), and December 31, 2018 (40%).

For 2015, the option awards granted pursuant to our long-term incentive program on January 5, 2015 to Mr. Taggart and on April 22, 2015 to Messrs. Thomas and Fisher vested on December 31, 2017. The option awards granted pursuant to our key employee retention program on March 11, 2015 to Messrs. Anderson, Thomas, and Fisher vested in three equal installments on each of December 31, 2015, 2016, and 2017.

In each case, the option awards are subject to further terms and conditions, including as to vesting, as set forth in an award agreement. Effective as of his termination date, Mr. Anderson vested in a pro-rata amount of the unvested portion of each of his non-qualified stock option awards and forfeited the balance of the unvested awards. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards,” “Compensation Discussion and Analysis – Elements of Compensation – Key Employee Retention Program,” and “Summary of Employment Arrangements with Executive Officers – Potential Payments Upon Termination or Change-in-Control.”

(7)	Represents performance-based annual cash awards earned in 2015, 2016, and 2017 and paid in 2016, 2017, and 2018, respectively. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Annual Cash Awards.”

(8)	The following table provides detail regarding the amounts in the “All Other Compensation” column. Mr. Anderson’s severance benefits reflected below included 30 days’ base salary in lieu of notice ($28,356), salary continuation ($126,027), executive outplacement services ($10,000), and reimbursement of attorney fees ($2,402). For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Perquisites” and “Summary of Employment Arrangements with Executive Officers – Agreements with Former Executive Officer.”

Name	Year	401(k) Plan Match ($)	Travel Expense to/from Personal Residence ($)	Optional Annual Health Screening ($)	Automobile Allowance ($)	Mobile Phone Allowance ($)	Legal Expenses ($)	Spousal Travel ($)	Relocation Benefits ($)	Severance Benefits ($)
Peter R. Knitzer	2017 2016 2015	8,969 — —	32,683 18,566 —	— — —	— — —	900 375 —	— 10,000 —	— — —	— 1,173 —	— — —
John D. Schachtel	2017 2016 2015	— — —	18,327 — —	— — —	— — —	525 — —	2,387 — —	— — —	— — —	— — —
Jody L. Anderson	2017 2016 2015	3,475 10,600 3,638	— — —	— 2,740 —	5,750 13,800 13,800	— — —	— — —	2,340 — —	— — 58,579	166,785 — —
Donald E. Thomas	2017 2016 2015	10,800 10,600 10,600	— — —	— 2,850 —	13,800 13,800 13,800	300 — —	— — —	— — —	— — —	— — —
Daniel J. Taggart	2017 2016 2015	6,605 — —	— — —	— — —	— — —	900 900 900	1,305 — —	— — —	— — —	— — —
Brian J. Fisher	2017 2016 2015	10,800 10,600 9,999	— — —	— 1,790 —	— — —	— — —	— — —	— — —	— — —	— — —

Grants of Plan-Based Awards

The following table provides information concerning annual and long-term incentive awards granted in 2017 to each of our named executive officers pursuant to our Annual Incentive Plan and our 2015 Plan.

Name	Award Type(1)		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Approval Date		Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Peter R. Knitzer	Annual	03/14/17	03/14/17	—	530,000	795,000
	RSU	03/14/17	03/15/17				21,385	47,523	71,284			949,985
	CSPU	03/14/17	03/15/17	427,500	950,000	1,425,000
John D. Schachtel	Annual	05/12/17	05/30/17	—	207,123	310,685
	NQSO	05/12/17	05/30/17							34,403	20.00	299,994
Jody L. Anderson(4)	Annual	03/14/17	03/14/17	—	345,000	517,500
	NQSO	03/14/17	03/15/17							19,230	19.99	172,493
	RSU	03/14/17	03/15/17				3,883	8,629	12,943			172,494
	CSPU	03/14/17	03/15/17	77,625	172,500	258,750
Donald E. Thomas	Annual	03/14/17	03/14/17	—	342,000	513,000
	NQSO	03/14/17	03/15/17							19,063	19.99	170,995
	RSU	03/14/17	03/15/17				3,849	8,554	12,831			170,994
	CSPU	03/14/17	03/15/17	76,950	171,000	256,500
Daniel J. Taggart	Annual	03/14/17	03/14/17	—	318,000	477,000
	NQSO	03/14/17	03/15/17							11,817	19.99	105,998
	RSU	03/14/17	03/15/17				2,385	5,302	7,953			105,987
	CSPU	03/14/17	03/15/17	47,700	106,000	159,000
Brian J. Fisher	Annual	03/14/17	03/14/17	—	240,000	360,000
	NQSO	03/14/17	03/15/17							8,918	19.99	79,994
	RSU	03/14/17	03/15/17				1,800	4,002	6,003			80,000
	CSPU	03/14/17	03/15/17	36,000	80,000	120,000

(1)	“Annual” refers to performance-based annual cash incentive award opportunities granted under our Annual Incentive Plan. “NQSO” refers to non-qualified stock options, “RSU” refers to performance-contingent restricted stock units, and “CSPU” refers to cash-settled performance units (with each unit denominated as $1.00), each granted under our 2015 Plan. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Annual Cash Awards” and “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(2)	The threshold number of shares indicated will be earned only if a threshold level of performance is achieved.

(3)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 15 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. For performance-contingent RSUs, the grant date fair value is calculated using the target number of shares.

(4)	Mr. Anderson’s employment terminated on May 15, 2017. As a result, he remains eligible to vest in only a pro-rata portion of the performance-based awards, subject to our performance over the applicable performance periods. In addition, effective as of his termination date, Mr. Anderson vested in a pro-rata portion of the shares subject to the non-qualified stock option award and forfeited the balance of the unvested shares.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that were outstanding as of December 31, 2017, for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Peter R. Knitzer	5,111	—	19.42	07/28/25	—	—	47,523(10)	1,250,330
	8,422	—	15.89	05/04/26
	68,181	45,455(2)	18.90	08/01/26
John D. Schachtel	6,880	27,523(3)	20.00	05/30/27
Jody L. Anderson	19,809	—	17.76	05/15/22	—	—	10,713(8)	281,859
	8,050	—	15.06	05/15/22			4,482(9)	117,921
	14,799	—	17.08	05/15/22			1,063(10)	27,968
	2,353	—	19.99	05/15/22
Donald E. Thomas	80,000	20,000(4)	16.73	01/02/23	—	—	10,894(8)	286,621
	21,200	5,300(5)	33.93	12/31/23			9,718(9)	255,681
	19,867	—	17.76	10/01/24			8,554(10)	225,056
	32,500	—	15.06	03/11/25
	23,042	—	14.75	04/22/25
	14,296	7,148(6)	17.08	03/29/26
	6,354	12,709(7)	19.99	03/15/27
Daniel J. Taggart	13,194	—	15.24	01/05/25	—	—	6,779(8)	178,355
	8,840	4,422(6)	17.08	03/29/26			6,010(9)	158,123
	3,939	7,878(7)	19.99	03/15/27			5,302(10)	139,496
Brian J. Fisher	9,644	—	17.76	10/01/24	—	—	6,214(8)	163,490
	11,500	—	15.06	03/11/25			5,610(9)	147,599
	13,143	—	14.75	04/22/25			4,002(10)	105,293
	8,252	4,127(6)	17.08	03/29/26
	2,972	5,946(7)	19.99	03/15/27

(1)	Calculated based on the closing price of our common stock of $26.31 on December 29, 2017, the last trading day of 2017.

(2)	This option vests on December 31, 2016 (20%), December 31, 2017 (40%), and December 31, 2018 (40%).

(3)	This option vests on December 31, 2017 (20%), December 31, 2018 (40%), and December 31, 2019 (40%).

(4)	This option vests in five equal annual installments on each of January 2, 2014, 2015, 2016, 2017, and 2018.

(5)	This option vests in five equal annual installments on each of December 31, 2014, 2015, 2016, 2017, and 2018.

(6)	This option vests in three equal annual installments on each of December 31, 2016, 2017, and 2018.

(7)	This option vests in three equal annual installments on each of December 31, 2017, 2018, and 2019.

(8)	This amount represents a performance-contingent RSU award, assuming an achievement level at target. The actual number of RSUs, if any, that may have been earned ranged from 0% to 150% of the target number of units set forth in the table above, based on achievement of cumulative EBITDA over the performance period, January 1, 2015 through December 31, 2017, and the continued employment of the executive through December 31, 2017, or as otherwise provided in the applicable award agreement. In February 2018, our Compensation Committee determined that we did not achieve the three-year cumulative EBITDA performance thresholds, resulting in the forfeiture of the associated performance-contingent RSUs set forth in the table above.

(9)

This amount represents a performance-contingent RSU, assuming an achievement level at target. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based primarily (90%) on our compound annual growth rate of net income compared to our peer group over the performance period, January 1, 2016 through December 31, 2018, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. Vesting is also contingent upon the continued employment of the executive through December 31, 2018, or as otherwise provided in the applicable award agreement.

(10)	This amount represents a performance-contingent RSU, assuming an achievement level at target. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based primarily (90%) on our compound annual growth rate of net income compared to our peer group over the performance period, January 1, 2017 through December 31, 2019, and to a lesser extent (10%) on our Compensation Committee’s assessment of our executive team’s achievement of its long-term strategic objectives over the same time period. Vesting is also contingent upon the continued employment of the executive through December 31, 2019, or as otherwise provided in the applicable award agreement.

Option Exercises and Stock Vested

The following table summarizes the exercise of options and the vesting of stock awards by each of our named executive officers during the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter R. Knitzer	—	—	3,461(1)	69,947
John D. Schachtel	—	—	—	—
Jody L. Anderson	—	—	—	—
Donald E. Thomas	—	—	5,854(2)	141,725
Daniel J. Taggart	—	—	—	—
Brian J. Fisher	—	—	2,517(3) 4,391(2)	53,939 106,306

(1)	This RSA vested on April 27, 2017. The closing price of our common stock on the vesting date was $20.21.

(2)	This RSA vested on September 29, 2017. The closing price of our common stock on the vesting date was $24.21.

(3)	This RSA vested on February 15, 2017. The closing price of our common stock on the vesting date was $21.43.

Equity Compensation Plan Information

The following table provides information concerning the common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2017. At that date, there were a total of 11,659,238 shares of our common stock outstanding.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
2011 Stock Incentive Plan(1)	349,332(3)	17.68	—
2015 Long-Term Incentive Plan(2)	996,406(4)	17.22(5)	1,274,593
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total:	1,345,738	17.39	1,274,593

(1)	Regional Management Corp. 2011 Stock Incentive Plan. In 2015, our stockholders approved the 2015 Plan, at which time all shares then available for issuance under the 2011 Plan rolled over to the 2015 Plan. Awards may no longer be granted under the 2011 Plan. However, awards that are outstanding under the 2011 Plan will continue in accordance with their respective terms.

(2)	Regional Management Corp. 2015 Long-Term Incentive Plan. As of March 16, 2018, there were 1,211,822 shares that remained available for issuance under the 2015 Plan, which allows for grants of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), unrestricted shares, restricted shares, RSUs, phantom stock awards, and awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of shares, including performance-based awards.

(3)	This amount represents 349,332 shares of common stock underlying non-qualified stock option awards.

(4)	This amount represents 608,287 shares of common stock underlying non-qualified stock option awards, 301,537 shares of common stock underlying performance-contingent RSU awards, and 86,582 restricted shares of common stock underlying and issuable pursuant to key team member incentive program award agreements. Share amounts are determined based upon the maximum number of shares that may be delivered pursuant to the performance-based awards. Under the key team member incentive program, each participant is eligible to earn an RSA, subject to the achievement of performance goals over a one-year period. If earned, the RSA is issued following the one-year performance period and vests ratably over a subsequent two-year period (subject to continued employment or as otherwise provided in the underlying award agreement). No executive officer participates in our key team member incentive program. There is no exercise price associated with the RSU awards or restricted shares.

(5)	Calculation excludes shares subject to RSU awards and shares underlying and issuable pursuant to key team member incentive program award agreements.

SUMMARY OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

In 2017, the following individuals served as our executive officers:

•	Peter R. Knitzer, our current President and Chief Executive Officer;

•	John D. Schachtel, our current Executive Vice President and Chief Operating Officer;

•	Jody L. Anderson, our former President and Chief Operating Officer;

•	Donald E. Thomas, our Executive Vice President and Chief Financial Officer;

•	Daniel J. Taggart, our Senior Vice President and Chief Risk Officer; and

•	Brian J. Fisher, our Senior Vice President, General Counsel, and Secretary.

Messrs. Knitzer, Anderson, Thomas, Taggart, and Fisher served as our executive officers at the beginning of 2017. Mr. Anderson’s employment terminated on May 15, 2017, Mr. Knitzer assumed the title of President on May 15, 2017, and Mr. Schachtel’s employment commenced on May 30, 2017.

We entered into employment agreements with Messrs. Knitzer and Schachtel shortly before each commenced employment with us in August 2016 and May 2017, respectively. Similarly, we entered into employment letter agreements with Messrs. Thomas, Taggart, and Fisher shortly before each commenced employment with us in January 2013, January 2015, and January 2013, respectively. In August 2017, we entered into employment agreements with Messrs. Thomas, Taggart, and Fisher that superseded each executive’s prior employment letter agreement. In addition, we amended the employment agreements of Messrs. Knitzer and Schachtel in August 2017.

We describe below the material terms of our executives’ employment agreements and prior employment letter agreements. We also describe the material terms of Mr. Anderson’s separation agreement. Additional information regarding the compensation that our executive officers are eligible for, earned, and were paid is set forth elsewhere in this Proxy Statement, including in the Compensation Discussion and Analysis and the Executive Compensation Tables set forth above.

Employment Agreements with Current Executive Officers

The employment agreements of Messrs. Knitzer, Schachtel, Thomas, Taggart, and Fisher provide for a three-year term. The three-year term ends on August 1, 2019 and May 30, 2020 in the case of Messrs. Knitzer and Schachtel, respectively, and on August 30, 2020 in the case of Messrs. Thomas, Taggart, and Fisher. The employment agreements generally provide for compensation to our executives in the form of annual base salaries, annual cash incentive opportunities, long-term incentive opportunities, and various other limited perquisites and personal benefits. Our executives have also agreed to certain restrictive covenants set forth in the employment agreements, including a covenant not to compete.

Pursuant to their employment agreements, Messrs. Knitzer, Schachtel, Thomas, Taggart, and Fisher are entitled to an annual base salary of no less than $530,000; $350,000; $342,000; $318,000; and $240,000, respectively, pro-rated for any partial year. For each calendar year during the employment term, each executive is also eligible to earn an annual bonus award under our Annual Incentive Plan based upon the achievement of performance targets established by our Compensation Committee, with a target bonus equal to no less than 100% of the executive’s base salary (pro-rated for any partial year). The employment agreements of Messrs. Knitzer and Schachtel provide that each such executive is entitled to receive a non-qualified stock option award, a performance-contingent RSU award, and a cash-settled performance unit award within his first year of employment, with the vesting of each such award subject to continued employment through the vesting date and, in the case of the performance-contingent RSU award and the cash-settled performance unit award, the achievement of performance objectives established by our Compensation Committee. Each executive is otherwise eligible to participate in our long-term incentive program at the sole discretion of our Compensation Committee and our Board.

Commencing in 2018 (or 2019, in the case of Mr. Schachtel), Messrs. Knitzer, Schachtel, Thomas, Taggart, and Fisher will be eligible to receive an annual base salary, annual cash incentive opportunity, and long-term incentive opportunity totaling in the aggregate at least $3,000,000; $1,225,000; $1,197,000; $954,000; and $720,000, respectively. Each executive’s annual total compensation opportunity is subject to our Compensation Committee’s discretion to adjust base salary, determine allocations between cash and equity compensation opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms and conditions established by our Compensation Committee, and further subject to the terms and conditions of the applicable incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting). Long-term incentive awards are subject to the terms of the 2015 Plan and the related award agreements.

We also provide our executives with benefits generally available to our other employees, including medical and retirement plans. In addition, we provide our executives with the use of a mobile phone (or the provision of a stipend for a mobile phone), disability insurance policies (beginning in 2018), and reasonable travel expenses. In the case of Messrs. Knitzer and Schachtel, we pay for reasonable expenses associated with their travel to and from their personal residences to our headquarters in South Carolina. In the case of Mr. Thomas, we provide a car allowance of $1,150 per month.

Our executive employment agreements and long-term incentive award agreements also provide for certain severance benefits following an executive’s termination by us without cause, by the executive as a result of good reason, due to the executive’s disability, due to the executive’s death, or following a “double-trigger” change-in-control event. A “double trigger” change-in-control event requires both (1) a change-in-control and (2) an executive’s termination by us without cause or by the executive as a result of good reason within certain timeframes. The terms “cause,” “good reason,” “disability,” and “change-in-control” are defined in the 2011 Plan, the 2015 Plan, and/or each executive’s employment agreement and/or long-term incentive award agreements, as applicable. The severance benefits are described in “Summary of Employment Arrangements with Executive Officers – Potential Payments Upon Termination or Change-in-Control,” below. An executive’s receipt of severance benefits will be subject to the executive’s execution of a release of claims within the time period specified in the employment agreement and the continued compliance with the restrictive covenants described below.

Each executive is also subject to various restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. Specifically, each executive is subject to a covenant not to disclose our confidential information during his employment and at all times thereafter, a covenant not to compete during his employment and for a period of one year (or two years, in the case of Mr. Knitzer) following his termination of employment, a covenant not to solicit competitive “business services” through or from “loan sources” (each as defined in the employment agreements) during his employment and for a period of one year (or two years, in the case of Mr. Knitzer) following his termination of employment, a covenant not to solicit or hire our employees during his employment and for a period of one year (or two years, in the case of Mr. Knitzer) following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Each executive’s covenant not to compete is limited to an area within 25 miles of any of our branches or other offices.

In addition, each executive must abide by any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies that we maintain.

Prior Agreements with Current Executive Officers

The following employment letter agreements of Messrs. Thomas, Taggart, and Fisher were in effect at the beginning of 2017. They were superseded by and of no force or effect following the execution of employment agreements, effective August 2017.

Prior Employment Letter Agreement with Mr. Thomas

We entered into a letter agreement with Mr. Thomas, dated December 12, 2012 and amended on October 1, 2014. Pursuant to the letter agreement, Mr. Thomas was entitled to receive an annual base salary, subject to annual review (set at $342,000 in 2017). In addition, Mr. Thomas was eligible to earn an annual bonus award under our Annual Incentive Plan based upon the achievement of performance targets established by our Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The letter agreement entitled Mr. Thomas to receive certain non-qualified stock option awards in 2013. On October 1, 2014, the letter agreement was amended in an effort to more effectively link Mr. Thomas’s compensation to the successful achievement of our strategic business objectives. The amendment provided that Mr. Thomas would forego certain rights to additional annual stock option grants provided under the original letter agreement and would instead, consistent with the incentive compensation structure applicable to other executives, in 2014 be granted a combination of stock options, performance-contingent RSUs, and cash-settled performance units with an aggregate target value of 1.5 times his base salary. Commencing in 2015, Mr. Thomas was eligible to participate in our long-term incentive program at the sole discretion of our Compensation Committee and our Board. The letter agreement also provided Mr. Thomas with benefits generally available to our other employees, including medical and retirement plans, in addition to the use of a mobile phone and a car allowance of $1,150 per month.

Prior Employment Letter Agreement with Mr. Taggart

We entered into a letter agreement with Mr. Taggart, effective January 5, 2015. Pursuant to the letter agreement, Mr. Taggart was entitled to receive an annual base salary, subject to annual review (set at $318,000 in 2017). In addition, Mr. Taggart was eligible to earn an annual bonus award under our Annual Incentive Plan based upon the achievement of performance targets established by our Compensation Committee, with a target bonus equal to no less than 100% of his base salary. Mr. Taggart’s letter agreement entitled him to receive certain equity compensation opportunities in the form of a non-qualified stock option award, a performance-contingent RSU award, and a cash-settled performance unit award, all of which were awarded in 2015. Commencing in 2016, Mr. Taggart was eligible to participate in our long-term incentive program at the sole discretion of our Compensation Committee and our Board. The letter agreement also provided Mr. Taggart with benefits generally available to our other employees, including medical and retirement plans, in addition to the use of a mobile phone.

Prior Employment Letter Agreement with Mr. Fisher

We entered into a letter agreement with Mr. Fisher, dated December 12, 2012. Pursuant to the letter agreement, Mr. Fisher was entitled to receive an annual base salary, subject to annual review (set at $240,000 in 2017). In addition, Mr. Fisher was eligible to earn an annual bonus award under our Annual Incentive Plan based upon the achievement of performance targets established by our Compensation Committee, with a target bonus equal to no less than 25% of his base salary. Mr. Fisher was also eligible to participate in our long-term incentive program at the sole discretion of our Compensation Committee and our Board. The letter agreement also provided Mr. Fisher with benefits generally available to our other employees, including medical and retirement plans, in addition to the use of a mobile phone.

Agreements with Former Executive Officer

Prior to the termination of Mr. Anderson’s employment as our President and Chief Operating Officer on May 15, 2017, we were party to a three-year employment agreement with Mr. Anderson, dated September 19, 2014. Immediately prior to the termination of Mr. Anderson’s employment, he was entitled to receive an annual base salary of $345,000, subject to annual review. For each calendar year during the employment term, Mr. Anderson was also eligible to earn an annual bonus award under our Annual Incentive Plan based upon the achievement of performance targets established by our Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The employment agreement also entitled Mr. Anderson to receive certain equity compensation opportunities in the form of a non-qualified stock option award (awarded in 2014), a performance-contingent RSU award (awarded in 2015), and a cash-settled performance unit award (awarded in 2015). Commencing in 2016, Mr. Anderson was eligible to participate in our long-term incentive program at the sole discretion of the Compensation Committee and the Board. Mr. Anderson also received benefits generally available to our other employees, including medical and retirement plans, in addition to a car allowance of $1,150 per month and the use of a mobile phone.

Under his employment agreement, Mr. Anderson was also subject to a covenant not to disclose our confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the employment agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire our employees during his employment and for a period of two years following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Anderson’s non-compete was limited to an area within 25 miles of any of our branches or other offices.

In connection with the termination of Mr. Anderson’s employment, we entered into a separation agreement with Mr. Anderson, effective June 14, 2017. The separation agreement provides for benefits to, and imposes certain obligations upon, Mr. Anderson in accordance with his employment agreement. Specifically, subject to his execution and non-revocation of a release of claims and his compliance with his employment agreement and separation agreement (including, but not limited to, the restrictive covenants contained therein), Mr. Anderson is entitled to receive the following payments and benefits under the separation agreement: (1) a payment equal to 30 days of his base salary in effect on the date of termination (in lieu of the requirement in his employment agreement that we provide Mr. Anderson with 30 days’ notice of our decision to terminate his employment without cause); (2) payment of an amount equal to 12 months of his base salary in effect on the date of termination, paid in equal installments over a period of 18 months (modified from 12 months in the employment agreement) in accordance with our ordinary payroll practices; (3) payment of a pro-rated portion of his annual short-term incentive program target bonus for 2017, but only to the extent such bonus is earned based on performance goals established for 2017 under our Annual Incentive Plan; (4) reimbursement of reasonable attorneys’ fees incurred in connection with the negotiation and preparation of the separation agreement, not to exceed $5,000; (5) reimbursement of the cost of COBRA continuation premiums for continued health insurance coverage for Mr. Anderson for a period of 12 months following the date of termination (or until Mr. Anderson becomes eligible for coverage from a subsequent employer); and (6) executive outplacement services in an aggregate amount not to exceed $10,000 for a period of 6 months following the date of termination, through a provider to be designated by us. Mr. Anderson also reaffirmed his obligations under the restrictive covenants set forth in his employment agreement, with the exception that the duration of his covenant not to compete was reduced from two years to one year.

Potential Payments Upon Termination or Change-in-Control

Under their employment agreements and long-term incentive award agreements, our executive officers are entitled to certain severance benefits following termination by us without cause, by the executive as a result of good reason, due to the executive’s disability, due to the executive’s death, and following a “double-trigger” change-in-control. These benefits ensure that our executives are motivated primarily by the needs of our business, rather than circumstances that are outside of the ordinary course of business (such as circumstances that might lead to the termination of an executive’s employment or that might lead to a change-in-control). Severance benefits provide for a level of continued compensation if an executive’s employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits enable executives to focus fully on their duties while employed by us, ensure that our executives act in the best interests of our stockholders, even if such actions are otherwise contrary to our executives’ personal interests, and alleviate concerns that may arise in the event of an executive’s separation from service with us. We believe that these severance benefits are in line with current market practices.

The rights to and level of benefits are determined by the type of termination event. Our executive employment agreements provide for the following cash and other benefits:

Termination Event	Severance Benefits
By the Company Without Cause or by the Executive for Good Reason

(1)  Payment in Lieu of 30 Days’ Notice. At our election, 30 days’ base salary in lieu of allowing the executive to work through any required 30-day termination notice period.

(2)  Base Salary Continuation. In the case of Mr. Knitzer, an amount equal to two times his salary in effect on the termination date, payable over a period of 24 months following his termination date, and in the case of each other executive, an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date.

(3)  Average Bonus. In the case of Mr. Knitzer, an amount equal to two times his average bonus determined as of the termination date, payable over a period of 24 months following his termination date, and in the case of each other executive, an amount equal to his average bonus determined as of the termination date, payable over a period of 12 months following his termination date. An executive’s “average bonus” is defined in his employment agreement, generally as the average annual bonus paid for the three fiscal years prior to the year of termination or such lesser number of full fiscal years that the executive has been employed. If employment is terminated before the last day of the executive’s first full fiscal year, the average bonus is calculated as the executive’s target bonus.

(4)  Annual Incentive Compensation. The pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year.

(5)  Health Benefits Continuation Coverage. Reimbursement of COBRA premiums for continuation coverage under our group medical plan for 24 months (in the case of Mr. Knitzer) or 12 months (in the case of each other executive) following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer.

(6)  Outplacement Services. Reasonable outplacement service expenses for 24 months (in the case of Mr. Knitzer) or 12 months (in the case of each other executive) following the termination date, not exceeding $25,000 per year.

“Double-Trigger” Change-in-Control

For each executive other than Mr. Knitzer, if employment is terminated by us without cause or by the executive as a result of good reason, and such termination occurs within six months before or one year after the effective date of a change-in-control, then the executive is entitled to the benefits described immediately above, plus the additional benefit that the amounts described in items (2) and (3) will be increased by a factor of 100% (for a total of two times salary and average bonus).

Disability

If employment is terminated due to the executive’s disability, he will be entitled to the same benefits as if employment were terminated by us without cause or by the executive as a result of good reason, except that he is not entitled to 30 days’ notice of termination (or payment in lieu thereof). The disability severance benefits will be reduced by the amount of any disability benefits paid to the executive pursuant to any disability insurance, plan, or policy provided by us to or for the benefit of the executive. If any disability benefits paid to an executive pursuant to any disability insurance, plan, or policy provided by us are not subject to local, state, or federal taxation, then our severance obligations in the event of termination due to the executive’s disability will be reduced by an amount equal to the gross taxable amount that we would have been required to pay in order to yield the net, after-tax benefit that the executive actually received pursuant to such disability insurance, plan, or policy.

Death

Annual Incentive Compensation. The pro-rata portion of any bonus for the year in which death occurs, to the extent earned, plus, if death occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year (paid to the executive’s designated beneficiary or estate, as applicable).

Voluntary Termination

Annual Incentive Compensation. If termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year (the executive is not entitled to any bonus for the year during which voluntary termination occurs).

Cause	None.

In addition to the benefits provided for under our executive employment agreements, our long-term incentive award agreements provide for the following treatment of awards following termination:

Termination Event	Award Treatment
By the Company Without Cause, by the Executive for Good Reason, Due to Disability, or Due to Death

•   Non-Qualified Stock Option Awards: For options awarded in 2013, forfeiture of any unvested shares. For options awarded since 2014, pro-rata accelerated vesting of any unvested shares.

•   Performance-Contingent RSUs: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

•   Cash-Settled Performance Units: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

“Double-Trigger” Change-in-Control

•   Non-Qualified Stock Option Awards: For options awarded in 2013, full accelerated vesting in the event of a termination of employment by us without cause or by the executive as a result of good reason during the six-month period following a change-in-control. For options awarded since 2014, full accelerated vesting in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one year after the effective date of a change-in-control.

•   Performance-Contingent RSUs: Full accelerated vesting at target in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one year after the effective date of a change-in-control.

•   Cash-Settled Performance Units: Full accelerated vesting at target in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one year after the effective date of a change-in-control.

Retirement

•   Non-Qualified Stock Option Awards: For options awarded since 2014, continued vesting as if the executive remained employed.

•   Performance-Contingent RSUs: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

•   Cash-Settled Performance Units: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

An executive is eligible for “Retirement” when he (i) is 65 or older at the time of termination, or (ii) is 55 or older at the time of termination and has completed ten (10) years of service to Regional.

The following table provides information concerning the payments and the value of other benefits that Mr. Anderson has received or will receive as a result of his termination in 2017 and that our other NEOs would have been eligible to receive if their employment had been terminated under the described circumstances. Our obligation to provide the payments and other benefits described in the table are found in each NEO’s employment agreement, in long-term incentive award agreements, and in a separation agreement (in the case of Mr. Anderson), in each case as described above.

In calculating the amounts included in the table for Mr. Anderson, we have used our closing share price of $21.00 on May 15, 2017, the date of his termination. In calculating the amounts in the table for our other NEOs, we have assumed (i) that the termination event and/or change-in-control occurred on December 31, 2017, (ii) a share price of $26.31 (our closing share price on December 29, 2017, the last trading day of 2017), and (iii) the following:

•	“Payment in Lieu of 30 Days’ Notice”: We have assumed that we will elect to pay 30 days’ base salary in lieu of allowing the NEO to work through any required 30-day termination notice period.
•	“Severance Payment”: The amount represents a combination of the “Base Salary Continuation” and “Average Bonus” payments described above.
•	“Annual Incentive Compensation”: The amount is based upon the level of performance and percentage payout actually achieved, as determined by the Compensation Committee in February 2018.
•

“Long-Term Incentive Award Vesting”: The value associated with accelerated non-qualified stock option awards has been calculated by multiplying the number of accelerated shares by the amount by which our stock price as of December 31, 2017 exceeded (if at all) the exercise price of the option. For any performance-contingent long-term incentive award where vesting remains subject to actual performance over a performance period, (1) we have calculated the value (if any) of awards associated with performance periods ending in 2017 based on actual performance, and (2) we have ascribed no value to awards associated with performance periods ending after 2017 because there is no guarantee that we will meet the threshold performance criteria required for these awards to vest and be paid.
•	“Other Benefits”: The amount includes reimbursement of COBRA premiums for continuation coverage and the value of outplacement services. We have assumed (1) that the NEO will not become entitled to obtain insurance from a subsequent employer, and (2) that the NEO will receive the maximum value of outplacement services.

		Termination Event
Name	Type of Payment or Benefit	Termination by the Company Without Cause or by the Executive for Good Reason	Termination by the Company Without Cause or by the Executive for Good Reason in Connection with a Change in Control	Termination Due to the Executive’s Disability	Termination Due to Death	Voluntary Termination by the Executive(1)
Peter R. Knitzer	Payment in Lieu of 30 Days’ Notice	43,562	43,562	—	—	—
	Severance Payment	2,105,160	2,105,160	2,105,160	—	—
	Annual Incentive Compensation	522,580	522,580	522,580	522,580	—
	Long-Term Incentive Award Vesting(2)	197,588	2,537,152	197,588	197,588	—
	Other Benefits	50,000	50,000	50,000	—	—
	Total	2,918,890	5,258,454	2,875,328	720,168	—
Jody L. Anderson	Payment in Lieu of 30 Days’ Notice	28,356	—	—	—	—
	Severance Payment	345,000	—	—	—	—
	Annual Incentive Compensation	125,816	—	—	—	—
	Long-Term Incentive Award Vesting	109,664	—	—	—	—
	Other Benefits	12,402	—	—	—	—
	Total	621,238	—	—	—	—
John D. Schachtel	Payment in Lieu of 30 Days’ Notice	28,767	28,767	—	—	—
	Severance Payment	700,000	1,400,000	700,000	—	—
	Annual Incentive Compensation	204,224	204,224	204,224	204,224	—
	Long-Term Incentive Award Vesting(2)	52,102	173,670	52,102	52,102	—
	Other Benefits	44,940	44,940	44,940	—	—
	Total	1,030,033	1,851,601	1,001,266	256,326	—
Donald E. Thomas	Payment in Lieu of 30 Days’ Notice	28,110	28,110	—	—	—
	Severance Payment	544,616	1,089,232	544,616	—	—
	Annual Incentive Compensation	337,212	337,212	337,212	337,212	—
	Long-Term Incentive Award Vesting(2)	71,399	1,602,955	71,399	71,399	—
	Other Benefits	38,915	38,915	38,915	—	—
	Total	1,020,252	3,096,424	992,142	408,611	—
Daniel J. Taggart	Payment in Lieu of 30 Days’ Notice	26,137	26,137	—	—	—
	Severance Payment	550,175	1,100,350	550,175	—	—
	Annual Incentive Compensation	313,548	313,548	313,548	313,548	—
	Long-Term Incentive Award Vesting(2)	44,199	875,245	44,199	44,199	—
	Other Benefits	44,940	44,940	44,940	—	—
	Total	978,999	2,360,220	952,862	357,747	—
Brian J. Fisher	Payment in Lieu of 30 Days’ Notice	19,726	19,726	—	—	—
	Severance Payment	322,219	644,438	322,219	—	—
	Annual Incentive Compensation	236,640	236,640	236,640	236,640	—
	Long-Term Incentive Award Vesting(2)	38,001	759,552	38,001	38,001	—
	Other Benefits	31,822	31,822	31,822	—	—
	Total	648,408	1,692,178	628,682	274,641	—

(1)	A voluntary termination that is treated as a “retirement” may result in pro-rata or continued vesting of certain long-term incentive awards. None of our NEOs were eligible for “retirement” as of December 31, 2017.

(2)	See “Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End” for a summary of equity-based long-term incentive awards outstanding as of December 31, 2017. As of December 31, 2017, in addition to equity-based long-term incentive awards, Messrs. Knitzer, Thomas, Taggart, and Fisher held one or more cash-settled performance unit awards having an aggregate target value of $950,000, $497,700, $308,667, and $267,499, respectively.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms, or operation in favor of our NEOs. Because the amounts in the table are calculated subject to the assumptions provided and on the basis of the occurrence of a termination as of a particular date and under a particular set of circumstances, the actual amount to be paid to each of our NEOs (other than Mr. Anderson) upon a termination or change in control may vary significantly from the amounts included in the table. Factors that could affect these amounts include the timing during the year of the termination event and the type of termination event that occurs.

SUMMARY OF COMPANY INCENTIVE PLANS

The discussion that follows describes certain material terms of our principal long-term incentive plans and our principal cash incentive plan.

Long-Term Incentive Plans

2015 Long-Term Incentive Plan

The 2015 Plan became effective April 22, 2015, and was amended and restated effective April 27, 2017. The purposes of the 2015 Plan are (i) to encourage and enable selected employees, directors, and consultants to acquire or increase their holdings of our common stock and other equity-based interests and/or to provide other incentive awards in order to promote a closer identification of their interests with our interests and those of our stockholders, and (ii) to provide us with flexibility to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operation largely depends. Awards granted under the 2015 Plan may be in the form of incentive or non-qualified stock options, SARs (including related or freestanding SARs), RSAs, RSU awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, and/or dividend equivalent awards. Awards may be granted under the 2015 Plan until April 21, 2025 or the plan’s earlier termination by the Board.

The 2015 Plan is administered by the Compensation Committee, subject to Board oversight. The maximum aggregate number of shares of common stock that we may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 1,550,000 shares, plus (ii) any shares (A) remaining available for grant as of the effective date of the 2015 Plan under any prior plan and/or (B) subject to an award granted under a prior plan, which award is forfeited, canceled, terminated, expires, or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited. In addition, shares subject to certain awards will again be available for issuance (or otherwise not counted against the maximum number of available shares) under the 2015 Plan, including unissued or forfeited shares subject to awards that are canceled, terminate, expire, are forfeited, or lapse for any reason; awards settled in cash; dividends (including dividends paid in shares) or dividend equivalents paid in cash in connection with outstanding awards; and shares subject to an award other than an option or SAR that are not issued for any reason (including failure to achieve maximum performance criteria). Further, the following will not reduce the maximum number of shares available under the 2015 Plan: (i) shares issued under the 2015 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards in connection with a merger or similar transaction that involves our acquisition of another entity, and (ii) available shares under a shareholder approved plan of an acquired company (as adjusted to reflect the transaction) that are used for awards under the 2015 Plan, in each case, subject to NYSE listing requirements.

The maximum aggregate number of shares of common stock that may be issued under the 2015 Plan pursuant to the grant of incentive options may not exceed 1,550,000 shares. Further, under the 2015 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 450,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 450,000 shares of common stock; and (iii) the maximum amount of awards that are settled in cash that can be granted to any one participant is $2,500,000. Notwithstanding the foregoing, the maximum number of shares of common stock subject to awards granted during any 12-month period to a non-employee director, taken together with any cash fees paid during such 12-month period to such non-employee director in respect of Board service, may not exceed $600,000 in total value (calculating the value of any such awards based on the fair market value per share of common stock on the grant date of such award).

The number of shares reserved for issuance under the 2015 Plan, the participant award limitations, and the terms of awards may be adjusted in the event of an adjustment in our capital structure (due to a merger, recapitalization, stock split, stock dividend, or similar event).

2011 Stock Incentive Plan

The 2011 Plan provides for the issuance of a maximum of 950,000 shares of common stock pursuant to awards granted under the plan. Awards may include incentive or non-qualified stock options, SARs (including related or freestanding SARs), other stock-based awards (including shares of common stock, restricted shares, RSUs, and awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of our common stock), and/or performance-based awards to our and our subsidiaries’ key employees, directors, or other service providers. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2011 Plan is administered by the Compensation Committee and was replaced by the 2015 Plan. Awards may no longer be granted under the 2011 Plan, and any shares that remained available for grant have been rolled over to the 2015 Plan. However, awards that remain outstanding under the 2011 Plan will continue in accordance with their respective terms.

2007 Management Incentive Plan

The 2007 Plan provides for the issuance of a maximum of 1,037,412 shares of common stock pursuant to awards granted under the plan. Awards may include incentive or non-qualified stock options granted to our and our subsidiaries’ key employees, executive officers, non-employee directors, consultants, or other independent advisors. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2007 Plan is administered by the Compensation Committee and was replaced by the 2015 Plan. Awards may no longer be granted under the 2007 Plan, and any shares that remained available for grant have been rolled over to the 2015 Plan. The last remaining options outstanding under the 2007 Plan were exercised in January 2017.

Annual Incentive Plan

The Annual Incentive Plan is administered by the Compensation Committee and provides for the payment of incentive bonuses based on the attainment of performance objectives in the form of cash or, at the discretion of the Compensation Committee, in awards of shares under the 2015 Plan. The purpose of the Annual Incentive Plan is to enable us to attract, retain, motivate, and reward selected officers and other employees by providing them with the opportunity to earn annual incentive compensation awards based on the attainment of certain performance objectives. The Compensation Committee will establish the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a shorter period, as determined by the Compensation Committee, and performance periods may overlap. For a given performance period, the Compensation Committee will establish (i) the performance objective or objectives that must be achieved for a participant to be eligible to receive a bonus for such performance period, and (ii) the target incentive bonus for each participant. The Compensation Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated, although generally no such adjustment may be made with respect to an award granted to a covered employee if the award would not comply with Code Section 162(m) except in the event of a change of control or as otherwise permitted under Code Section 162(m). The Compensation Committee has absolute discretion to reduce or eliminate the amount of an award granted to a participant, including an award otherwise earned and payable under the Annual Incentive Plan, and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive bonus. No participant may receive a bonus under the Annual Incentive Plan, with respect to any fiscal year, in excess of $2,500,000.

STOCKHOLDER PROPOSALS

We are seeking stockholder action on the following four proposals, which are described in greater detail below:

1.	The election of the eight nominees named in this Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	The approval, on an advisory basis, of our executive compensation; and

4.	The approval, on an advisory basis, of the frequency of future advisory votes to approve executive compensation.

Proposal No. 1: Election of Directors

Our Bylaws currently provide that the number of directors of the Company shall be fixed from time to time by resolution adopted by the Board. There are presently eight directors.

The Nominating Committee evaluates the size and composition of the Board on at least an annual basis. In connection therewith, the Nominating Committee has nominated and recommends for election as directors the following eight nominees: Jonathan D. Brown, Roel C. Campos, Maria Contreras-Sweet, Michael R. Dunn, Steven J. Freiberg, Peter R. Knitzer, Alvaro G. de Molina, and Carlos Palomares. Each nominee presently serves as a director. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation, removal, or death.

A candidate for election as a director is nominated to stand for election based on his or her professional experience, recognized achievements in his or her respective fields, an ability to contribute to some aspect of our business, and the willingness to make the commitment of time and effort required of a director. A description of the background, business experience, skills, qualifications, attributes, and certain other information with respect to each of the nominees for election to the Board can be found above in the “Board of Directors and Corporate Governance Matters” section of this Proxy Statement. Each of the above-listed nominees has been identified as possessing an appropriate diversity of background and experience, good judgment, deep knowledge of our industry, strength of character, and an independent mind, as well as a reputation for integrity and high personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

In selecting this slate of nominees for 2018, the Nominating Committee specifically considered the background and business experience of each of the nominees, along with the familiarity of the nominees with our business and prospects, which has been developed as a result of their service on our Board. The Nominating Committee believes that such familiarity will be helpful in addressing the opportunities and challenges that we face in the current business environment.

Each of the eight nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Nominating Committee as a substitute nominee, but in no event will proxies be voted for more than eight nominees. The Nominating Committee has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

The Board unanimously recommends a vote “FOR” the election of each of the nominees listed above.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

RSM US LLP has served as our independent registered public accounting firm since 2007. The Audit Committee has selected RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and the Audit Committee and the Board recommend that the stockholders ratify the appointment of RSM US LLP as our independent registered public accounting firm for fiscal 2018.

A representative of RSM US LLP plans to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions. Although ratification is not required, the Board is submitting the appointment of RSM US LLP to the stockholders for ratification as a matter of good corporate governance. In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider whether to appoint another independent registered public accounting firm.

The following table sets forth the aggregate fees billed to us by our independent registered public accounting firm, RSM US LLP, during the fiscal years ended December 31, 2017 and 2016.

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$702,990	$457,416
Audit-Related Fees	—	82,850
Tax Fees	202,101	147,920
All Other Fees	—	—

Total	$905,091	$688,186

In the above table, in accordance with applicable SEC rules:

•	“Audit Fees” are fees billed for professional services rendered by the independent registered public accounting firm for the audit of our annual consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

•	“Audit-Related Fees” are fees billed for assurance and related services performed by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.” There were no such fees incurred in 2017. In 2016, these fees included fees billed for services performed by the independent registered public accounting firm in relation to our loan system conversion and the review and assessment of our internal control environment.

•	“Tax Fees” are fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. In 2017, these fees were for services performed for the filing of our 2016 tax returns and estimated payments for 2017. In 2016, these fees were for services performed for the filing of our 2015 tax returns and estimated payments for 2016.

•	“All Other Fees” represent fees billed for ancillary professional services that are not reported above under “Audit Fees” or “Audit Related Fees.” There were no such fees incurred in 2017 or 2016.

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The Audit Committee reviewed and pre-approved all of the services performed by RSM US LLP. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee to the Chair of the Audit Committee, who shall present any decision to pre-approve an activity to the full Audit Committee at the first regular meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by RSM US LLP and has determined that the provision of such services is compatible with maintaining RSM US LLP’s independence.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal No. 3: Advisory Vote to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “Say-on-Pay Vote”).

The Compensation Committee oversees the development of a compensation program designed to attract, retain, and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure illustrate the trends in compensation and the application of our compensation philosophies and practices for the years presented. We encourage stockholders to read the Compensation Discussion and Analysis, beginning on page 19 of this Proxy Statement, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2017.

The Compensation Committee believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance, and promotes an alignment between the interests of our named executive officers and our stockholders. Accordingly, we are asking our stockholders at the Annual Meeting to vote “FOR” the non-binding advisory resolution approving the compensation of our named executive officers, including as described in the Compensation Discussion and Analysis, compensation tables, and the accompanying narrative discussion.

Because your vote is advisory, it will not be binding upon us, the Compensation Committee, or the Board. However, the Compensation Committee and the Board value the opinions of our stockholders and will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board unanimously recommends a vote “FOR” the advisory vote to approve the compensation of our named executive officers.

Proposal No. 4: Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote with respect to the frequency of the Say-on-Pay Vote. Specifically, stockholders may vote to have a Say-on-Pay Vote every year, every two years, or every three years (commonly known as the “Say-on-Pay Frequency Vote”). Stockholders may also abstain from making a choice. After such initial vote is held, Section 14A requires all public companies to submit the Say-on-Pay Frequency Vote to their stockholders no less often than every six years.

As discussed above, the Board believes that our executive compensation program is designed to secure and retain the services of high quality executives and to provide compensation to our executives that is aligned with our performance. The Board believes that our compensation philosophies and practices advance both the short-term and long-term interests of our company and our stockholders. The Board believes that the Say-on-Pay Frequency Vote should be conducted every year because it provides stockholders with the opportunity to provide regular direct input to the Board and its Compensation Committee regarding our executive compensation program.

The Say-on-Pay Frequency Vote is an advisory vote and will not be binding on us, the Compensation Committee, or the Board. The Board may determine that it is in the best interests of our stockholders and the Company to hold a Say-on-Pay Vote more or less frequently than may be indicated by this advisory vote of our stockholders. Nonetheless, the Compensation Committee and the Board will take into account the outcome of this advisory vote when considering how frequently to hold a Say-on-Pay Vote in future years.

While the Board recommends that a Say-on-Pay Vote be held every year, you are not voting to approve or disapprove of the Board’s recommendation. Rather, you will be able to specify one of four choices for the Say-on-Pay Frequency Vote, as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain.

The Board unanimously recommends a vote for “ONE YEAR” on the advisory vote on the frequency of future advisory votes to approve executive compensation.

OTHER INFORMATION

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, a copy of which is available on our Investor Relations website, www.regionalmanagement.com, under the “Corporate Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during the fiscal year ended December 31, 2017, and particularly with regard to the audited consolidated financial statements as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015.

The Audit Committee is composed solely of independent directors under existing New York Stock Exchange listing standards and Securities and Exchange Commission requirements. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of our subsidiaries or affiliates. In addition, the Board of Directors has determined that Messrs. Steven J. Freiberg, Alvaro G. de Molina, and Carlos Palomares are “audit committee financial experts,” as defined by Securities and Exchange Commission rules.

Our management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met six times during the fiscal year ended December 31, 2017.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under the applicable Public Company Accounting Oversight Board (the “PCAOB”) Standards and SEC Rule 2-07 of Regulation S-X. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2017, by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC. This report of the Audit Committee has been prepared by members of the Audit Committee.

Members of the Audit Committee:

Carlos Palomares (Chair)

Steven J. Freiberg

Alvaro G. de Molina

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the close of trading on March 16, 2018, of: (i) each person known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers, as a group.

	Shares Beneficially Owned(1)
Name	Number	Percentage
Basswood Capital Management, L.L.C.(2)	1,512,794	12.9%
Wellington Management Group LLP and affiliates(3)	1,139,225	9.7%
Second Curve Capital, LLC(4)	1,078,034	9.2%
Dimensional Fund Advisors LP(5)	869,773	7.4%
LSV Asset Management(6)	637,299	5.4%
The Vanguard Group, Inc.(7)	627,662	5.3%
BlackRock, Inc.(8)	618,346	5.3%
Jonathan D. Brown(9)	799	*
Roel C. Campos(10)	59,924	*
Maria Contreras-Sweet	888	*
Michael R. Dunn(11)	236,003	2.0%
Steven J. Freiberg(12)	156,104	1.3%
Alvaro G. de Molina(13)	56,602	*
Carlos Palomares(14)	57,277	*
Peter R. Knitzer(15)	99,324	*
John D. Schachtel(16)	14,880	*
Donald E. Thomas(17)	229,102	1.9%
Daniel J. Taggart(18)	29,324	*
Brian J. Fisher(19)	52,068	*
Jody L. Anderson	—	—
All directors and executive officers, as a group (12 persons)	992,295	8.0%

*	Amount represents less than 1.0%

(1)	Applicable percentage of ownership is based upon 11,746,486 shares of our common stock outstanding on March 16, 2018. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for all directors and officers listed in the table is c/o Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina 29651.

(2)

The information reported is based on a Schedule 13D/A filed with the SEC on January 30, 2018 and a Form 4 filed with the SEC on February 6, 2018, reporting (i) shared power of Basswood Capital Management, L.L.C. (“Basswood”) to vote or direct the vote and to dispose or direct the disposition of 1,512,794 shares; (ii) shared power of Basswood Partners, L.L.C. (“BP”) to vote or direct the vote and to dispose of or direct the disposition of 407,549 shares; (iii) shared power of Basswood Financial Fund, LP (“BFF”) to vote or direct the vote and to dispose of or direct the disposition of 124,930 shares; (iv) shared power of Basswood Financial Fund, Inc. (“BFF, Inc.”) to vote or direct the vote and to dispose of or direct the disposition of 78,548 shares; (v) shared power of Basswood Financial Long Only Fund, LP (“BLOF”) to vote or direct the vote and to dispose of or direct the disposition of 25,984 shares; (vi) shared power of Basswood Enhanced Long Short GP, LLC (“BELSGP”) to vote or direct the vote and to dispose of or direct the disposition of 690,180 shares; (vii) shared power of Basswood Enhanced Long Short Fund, LP (“BELS”) to vote or direct the vote and to dispose of or direct the disposition of 690,180 shares; (viii) shared power of Basswood Opportunity Partners, LP (“BOP”) to vote or direct the vote and to dispose of or direct the disposition of 256,635 shares; (ix) shared power of Basswood Opportunity Fund, Inc. (“BOF” and, collectively with BP, BFF, BFF, Inc., BLOF, BELSGP, BELS, and BOP, the “Funds and Managed Accounts”) to vote or direct the vote and to dispose of or direct the disposition of 27,525 shares; (x) shared power of Matthew Lindenbaum to vote or direct the vote and to dispose of or direct the disposition of 1,512,794 shares; and (xi) shared power of Bennett Lindenbaum to vote or direct the vote and to dispose of or direct the disposition of 1,512,794 shares. Matthew Lindenbaum and Bennett Lindenbaum are the Managing Members of Basswood and may be deemed to have a pecuniary interest in the shares held directly or indirectly by the Funds and Managed Accounts. The information also includes 799 shares held by Mr. Brown, a senior analyst at Basswood, who serves on the Board pursuant to the Cooperation Agreement described in detail below in the section entitled “Other Information – Certain Relationships and Related Person Transactions.” As a result, Basswood is a “director-by-deputization” solely for the purposes of

Section 16 of the Exchange Act. Pursuant to Rule 16a-1 of the Exchange Act, Basswood may be deemed to be a beneficial owner of the shares of common stock issued to Mr. Brown. The business address of Basswood is 645 Madison Avenue, 10th Floor, New York, NY 10022.

(3)	The information reported is based on two Schedule 13G/As, each filed with the SEC on February 8, 2018, reporting: (i) shared power of Wellington Management Group LLP (“WMG”) to vote or direct the vote of 825,861 shares and shared power of WMG to dispose or direct the disposition of 1,139,225 shares; (ii) shared power of Wellington Group Holdings LLP (“WGH”) to vote or direct the vote of 825,861 shares and shared power of WGH to dispose or direct the disposition of 1,139,225 shares; (iii) shared power of Wellington Investment Advisors Holdings LLP (“WIAH”) to vote or direct the vote of 825,861 shares and shared power of WIAH to dispose or direct the disposition of 1,139,225 shares; (iv) shared power of Wellington Management Company LLP (“WMC”) to vote or direct the vote of 804,225 shares and shared power of WMC to dispose or direct the disposition of 1,042,894 shares; and (v) shared power of Wellington Trust Company, NA (“WTC”) to vote or direct the vote and to dispose or direct the disposition of 709,271 shares. The business address of WMG, WGH, WIAH, WMC, and WTC is 280 Congress Street, Boston, MA 02210.

(4)	The information reported is based on a Schedule 13G/A filed with the SEC on February 5, 2018, reporting shared power of Second Curve Capital, LLC (“Second Curve”) and Thomas K. Brown, its Managing Member, to vote or direct the vote and to dispose or direct the disposition of 1,078,034 shares. The business address of Second Curve and Mr. Brown is 350 5th Avenue, Suite 4730, New York, New York 10018.

(5)	The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2018, reporting the sole power of Dimensional Fund Advisors LP (“Dimensional”) to vote or direct the vote of 830,585 shares and the sole power of Dimensional to dispose or direct the disposition of 869,773 shares. The business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	The information reported is based on a Schedule 13G filed with the SEC on February 13, 2018, reporting the sole power of LSV Asset Management (“LSV”) to vote or direct the vote of 324,424 shares and the sole power of LSV to dispose or direct the disposition of 637,299 shares. The business address of LSV is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(7)	The information reported is based on a Schedule 13G filed with the SEC on February 9, 2018, reporting sole power of The Vanguard Group, Inc. (“Vanguard”) to vote or direct the vote of 11,072 shares, the sole power of Vanguard to dispose or direct the disposition of 616,590 shares, and the shared power of Vanguard to dispose or direct the disposition of 11,072 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	The information reported is based on a Schedule 13G/A filed with the SEC on January 23, 2018, reporting the sole power of BlackRock, Inc. (“BlackRock”) to vote or direct the vote of 609,390 shares and the sole power of BlackRock to dispose or direct the disposition of 618,346 shares. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(9)	Mr. Brown is a senior analyst at Basswood, serving on the Board pursuant to the Cooperation Agreement described in detail below in the section entitled “Other Information – Certain Relationships and Related Person Transactions.” As a result, Basswood is a “director-by-deputization” solely for the purposes of Section 16 of the Exchange Act. Pursuant to Rule 16a-1 of the Exchange Act, Basswood may be deemed to be a beneficial owner of the shares of common stock issued to Mr. Brown.

(10)	The amount stated includes 28,670 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Campos will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Campos and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(11)	The amount stated includes 126,474 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Dunn will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Dunn and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(12)	Mr. Freiberg holds 83,309 shares directly. Additional shares stated are owned by (i) Neena Freiberg (Mr. Freiberg’s wife) (30,000 shares), and (ii) the Neena Freiberg Irrevocable Trust, of which Mr. Freiberg is trustee (24,854 shares). The amount stated also includes 17,941 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Freiberg will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Freiberg and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(13)	The amount stated includes 30,166 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. de Molina will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. de Molina and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(14)	The amount stated includes 28,670 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Palomares will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Palomares and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(15)	The amount stated includes 81,714 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Knitzer will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Knitzer and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(16)	The amount stated includes 6,880 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Schachtel will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Schachtel and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(17)	Mr. Thomas holds 3,843 shares directly. An additional 8,000 shares stated are owned by The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust. Mr. Thomas and his wife, Jeanine Leigh Thomas, are the trustees of The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust. The amount stated also includes 217,259 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Thomas will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Thomas and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(18)	The amount stated includes 25,973 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Taggart will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Taggart and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(19)	The amount stated includes 45,511 shares subject to options either currently exercisable or exercisable within 60 days of March 16, 2018, over which Mr. Fisher will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Fisher and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Our directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to directors, executive officers, and greater than ten percent beneficial owners were timely complied with by such persons.

Certain Relationships and Related Person Transactions

Cooperation Agreement

On January 26, 2018, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Basswood, pursuant to which we appointed Jonathan D. Brown to the Board, effective January 26, 2018. We also agreed that, subject to the conditions set forth in the Cooperation Agreement, the Board will nominate Mr. Brown for election to the Board at the Annual Meeting.

Pursuant to the Cooperation Agreement, Mr. Brown is required to, at all times while serving as a member of the Board, comply with all policies, procedures, processes, codes, rules, standards, and guidelines applicable to non-employee Board members. In addition, the Cooperation Agreement provides that Mr. Brown must offer to resign from the Board if (i) Basswood and its affiliates, collectively, no longer beneficially own an aggregate “net long position” of at least 874,705 shares of our common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, and similar adjustments), or (ii) Basswood fails to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by Basswood of written notice from us specifying such material breach or failure, provided that we are not in material breach of the Cooperation Agreement at such time (each, a “Resignation Trigger”). The Cooperation Agreement also provides that, if requested by Basswood, we are obligated to appoint Mr. Brown to any existing or newly created committee of the Board that may be designated to oversee or review strategic alternatives (including an extraordinary transaction).

In the Cooperation Agreement, in addition to certain confidentiality and non-disparagement provisions, Basswood has agreed to various customary standstill provisions for the duration of the Standstill Period (as defined below), which provide, among other things, that Basswood and its affiliates will not (i) acquire beneficial ownership of 19.9% or more of the outstanding shares of our common stock; (ii) participate in a proxy solicitation with respect to the voting of any shares of our common stock; (iii) submit a proposal for or offer of any extraordinary transaction or propose a change in the structure, size, or composition of the Board or executive officers of the Company; or (iv) subject to certain exceptions for open market and underwritten transactions, sell shares of our common stock to a third party or group that to Basswood’s knowledge would result in such third party or group owning 5% or more of the outstanding shares of our common stock.

Basswood has also agreed that, during the Standstill Period, it shall cause the shares of our common stock beneficially owned by it and its affiliates to be voted (i) in favor of each director nominated by the Board for election, and (ii) in accordance with the Board’s recommendations on all other matters; provided that Basswood and its affiliates may vote their shares of our common stock in their sole discretion with respect to (a) a proposal to authorize or approve an extraordinary transaction, (b) matters related to the implementation of takeover defenses, (c) new or amended incentive compensation plans submitted for stockholder approval, or (d) any other proposal if either Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC do not recommend voting in accordance with the Board’s recommendation with respect to such proposal (other than with respect to the election or removal of directors) at any annual or special meeting of stockholders.

Pursuant to the Cooperation Agreement, the “Standstill Period” is defined to mean the period commencing on January 26, 2018 and ending on the earliest of (i) 12:01 a.m. (New York time) on the date that is 20 days prior to the nomination deadline for the 2019 Annual Meeting, (ii) if we fail to comply with or breach any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by us of written notice from Basswood specifying such material breach or failure, provided that Basswood is not in material breach of the Cooperation Agreement at such time, (iii) the consummation of an extraordinary transaction following which consummation the director designated by Basswood no longer serves on the Board, and (iv) a reorganization of the Company under any federal or state law relating to bankruptcy or insolvency. If we provide written notice to Basswood that we will nominate a director designated by Basswood for election to the Board at the 2019 Annual Meeting or for any annual meeting of stockholders of the Company subsequent thereto (each, an “Applicable Meeting”) at least 20 days prior to the nomination deadline for such Applicable Meeting and Basswood has agreed in advance to such nomination, then the Standstill Period will be automatically extended until the date that is 20 days prior to the nomination deadline for the annual stockholders meeting subsequent to such Applicable Meeting.

The Cooperation Agreement terminates upon the expiration of the Standstill Period (subject to any extensions as provided in the Cooperation Agreement), provided that the confidentiality provisions of the Cooperation Agreement will survive for a period of eighteen months following the date upon which no director designated by Basswood serves as a director of the Company.

Shareholders Agreement

In March 2007, we entered into a shareholders agreement, which was amended and restated on March 27, 2012, by that certain Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), by and among the Company, Parallel 2005 Equity Fund, LP (“Parallel”), Palladium Equity Partners III, L.P. (“Palladium”), and certain other stockholders party thereto. In prior years, the stockholders party to the Shareholders Agreement were related persons due to their greater than five percent equity ownership in the Company, in the aggregate, and their participation in the Shareholders Agreement, which qualified them as a “group” under Section 13(d) of the Exchange Act.

In July 2017, former director Richard A. Godley provided notice to the Board of his decision to enter retirement. In connection with Mr. Godley’s retirement, we entered into an Amended and Restated Shareholders Agreement Termination (the “Termination Agreement”) with the remaining stockholders party to the Shareholders Agreement. Mr. Godley had been designated to the Board by certain stockholders in accordance with the Shareholders Agreement. The Termination Agreement terminated the Shareholders Agreement and any remaining obligations or liabilities of the parties thereto, and as a result, the stockholders party to the Shareholders Agreement no longer qualify as related persons under Section 13(d) of the Exchange Act.

Statement of Policy Regarding Transactions with Related Persons

Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel, or other person designated by our Board, any “related person transaction” (defined as any transaction that is anticipated and would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel, or such other person, will then promptly communicate that information to our Board. No related person transaction will be executed without the approval or ratification of our Board or a committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest and provide all material information he or she has concerning the related person transaction to the Board. Our policy does not specify the standards to be applied by directors in determining whether or not to approve or ratify a related person transaction, and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. In determining whether to approve or ratify a related person transaction, the Board may consider such facts and circumstances as it deems appropriate, including (i) the benefits to us; (2) the availability of other sources for comparable products or services; (3) the terms of the proposed related person transaction; and (4) the terms available to unrelated third parties or to employees generally in an arms-length negotiation.

Indemnification of Directors, Officers, and Certain Current and Former Stockholders

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. Further, in connection with the September 2013 and December 2013 secondary public offerings described above, we agreed to indemnify Palladium, Parallel, and certain other selling stockholders for certain losses, claims, damages, liabilities, and expenses arising out of such secondary public offerings.

On May 30, 2014, a securities class action lawsuit was filed in the United States District Court for the Southern District of New York (the “District Court”) against us and certain of our current and former directors, executive officers, and stockholders (collectively, the “Defendants”). The complaint alleged violations of the Securities Act (the “1933 Act Claims”) and sought unspecified compensatory damages and other relief on behalf of a purported class of purchasers of our common stock in the September 2013 and December 2013 secondary public offerings. On August 25, 2014, Waterford Township Police & Fire Retirement System and City of Roseville Employees’ Retirement System were appointed as lead plaintiffs (collectively, the “Plaintiffs”). An amended complaint was filed on November 24, 2014. In addition to the 1933 Act Claims, the amended complaint also added claims for violations of the Exchange Act (the “1934 Act Claims”) seeking unspecified compensatory damages on behalf of a purported class of purchasers of our common stock between May 2, 2013 and October 30, 2014, inclusive.

On January 26, 2015, the Defendants filed a motion to dismiss the amended complaint in its entirety. In response, the Plaintiffs sought and were granted leave to file an amended complaint. On February 27, 2015, the Plaintiffs filed a second amended complaint. Like the prior amended complaint, the second amended complaint asserts 1933 Act Claims and 1934 Act Claims and seeks unspecified compensatory damages. The Defendants filed a motion to dismiss the second amended complaint on April 28, 2015, and on March 30, 2016, the District Court granted the Defendants’ motion to dismiss the second amended complaint in its entirety. On May 23, 2016, the Plaintiffs moved for leave to file a third amended complaint. On January 27, 2017, the District Court denied the Plaintiffs’ motion for leave to file a third amended complaint and directed entry of final judgment in favor of the Defendants. On January 30, 2017, the District Court entered final judgment in favor of the Defendants.

On March 1, 2017, the Plaintiffs filed a notice of appeal to the United States Court of Appeals for the Second Circuit (the “Appellate Court”). After hearing oral arguments on November 17, 2017, the Appellate Court issued a summary order on January 26, 2018 affirming the District Court’s order denying Plaintiffs leave to file a third amended complaint. The deadline for Plaintiffs to file a petition for a writ of certiorari with the United States Supreme Court is April 26, 2018.

Pursuant to our indemnification obligations, we are bearing, and expect to continue to bear, the costs associated with defending the following current and former directors, executive officers, and stockholders against the claims asserted in the securities class action lawsuit: Palladium, Parallel, Thomas F. Fortin, C. Glynn Quattlebaum, Donald E. Thomas, David Perez, Roel C. Campos, Richard T. Dell’Aquila, Richard A. Godley, Jared L. Johnson, Alvaro G. de Molina, Carlos Palomares, and Erik Scott. As of the date of this Proxy Statement, our defense counsel also represents such current and former directors, executive officers, and stockholders, and as a result, we believe that any incremental cost that we have incurred in providing a defense to them has been immaterial.

Proposals by Stockholders

Under certain conditions, stockholders may request that we include a proposal at a forthcoming meeting of our stockholders in our proxy materials for such meeting. Under SEC Rule 14a-8, any stockholders desiring to present such a proposal to be acted upon at the 2019 Annual Meeting and included in the proxy materials must ensure that we receive the proposal at our principal executive office in Greer, South Carolina by November 23, 2018, in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to such meeting.

If a stockholder desires to propose any business at an annual meeting of stockholders, even if the proposal or proposed director candidate is not to be included in our proxy statement, our Bylaws provide that the stockholder must deliver or mail timely advance written notice of such business to our principal executive office. Under our Bylaws, to be timely, a stockholder’s notice generally must be delivered to our Corporate Secretary at our principal executive offices not later than the 90th day before the first anniversary of the date of the preceding year’s annual meeting and no earlier than the 120th day prior to such date. However, in the event that the date of the annual meeting is advanced by more than twenty (20) days or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each item of business must be made in accordance with, and must include the information required by, our Bylaws, our Corporate Governance Guidelines, and any other applicable law, rule, or regulation. Assuming that the date of the 2019 Annual Meeting is not advanced or delayed in the manner described above, the required notice for the 2019 Annual Meeting would need to be provided to us not earlier than December 26, 2018 and not later than January 25, 2019.

If, following the filing and delivery of these proxy materials, the date of the 2019 Annual Meeting is advanced or delayed by more than twenty (20) calendar days from the one-year anniversary date of the 2018 Annual Meeting, we will, in a timely manner, provide notice to our stockholders of the new date of the 2019 Annual Meeting and the new dates by which stockholder proposals submitted both pursuant to and outside of SEC Rule 14a-8 must be received by us. Such notice will be included in the earliest possible Quarterly Report on Form 10-Q under Part II, Item 5.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, to any stockholder upon request submitted in writing to us at the following address: Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina, 29651, Attention: Corporate Secretary, or by calling (864) 448-7000. Any stockholder who wants to receive separate copies of our Annual Report on Form 10-K and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and telephone number.

Other Business

The Board is not aware of any matters, other than those specified above, to come before the Annual Meeting for action by the stockholders. However, if any matter requiring a vote of the stockholders should be duly presented for a vote at the Annual Meeting, then the persons named in the form of proxy intend to vote such proxy in accordance with their best judgment.

REGIONAL MANAGEMENT CORP.

979 Batesville Road, Suite B

Greer, SC 29651

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the election of the nominees for director named below.		☐	☐	☐
1. Election of Directors
Nominees
01 Jonathan D. Brown 02 Roel C. Campos 03 Maria Contreras-Sweet 04 Michael R. Dunn 05 Steven J. Freiberg 06 Peter R. Knitzer 07 Alvaro G. de Molina 08 Carlos Palomares

The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain
2. Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.		☐	☐	☐

NOTE: THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT, AND THE ANNUAL REPORT ON FORM 10-K TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017.

3. Advisory vote to approve executive compensation.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
4. Advisory vote on the frequency of future advisory votes to approve executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, 2017 Annual Report on

Form 10-K, and Proxy Statement are available at www.proxyvote.com.

REGIONAL MANAGEMENT CORP.

Annual Meeting of Stockholders

April 25, 2018 at 8:00 AM EDT

This proxy is solicited by the Board of Directors.

The undersigned stockholder of Regional Management Corp. hereby appoints Peter R. Knitzer and Brian J. Fisher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, $0.10 par value per share, of the Company held of record by the undersigned on February 26, 2018, at the Annual Meeting of the Stockholders of the Company to be held on April 25, 2018, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3, AND “1 YEAR” FOR PROPOSAL 4, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

Continued and to be signed on reverse side